STORIMIN RESOURCES LIMITED

                      NOTICE OF ANNUAL AND SPECIAL MEETING
                                       AND
                         MANAGEMENT INFORMATION CIRCULAR

                                  TO BE HELD AT

                               THE BOARD OF TRADE
                                     ROOM A
                             1 FIRST CANADIAN PLACE
                                    4TH FLOOR
                                TORONTO, ONTARIO

                                       ON

                         DECEMBER 14, 1999 AT 11:00 A.M.
                                 (TORONTO TIME)

This Management Information Circular contains information relating to the proposed acquisition by Storimin Resources Limited (the "Corporation") of Web Dream Inc. Under the proposed acquisition, all of the issued and outstanding shares of Web Dream Inc. will be exchanged for shares of the Corporation.

THESE DOCUMENTS REQUIRE YOUR IMMEDIATE ATTENTION. THEY REQUIRE SHAREHOLDERS TO MAKE IMPORTANT DECISIONS.




                                NOVEMBER 12, 1999

                                TABLE OF CONTENTS

Notice  of  Annual  and  Special  Meeting
of  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
MANAGEMENT  INFORMATION
CIRCULAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SOLICITATION  OF  PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . .1
APPOINTMENT  OF  PROXY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
REVOCATION  OF  PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
VOTING  OF  SHARES  AND  PRINCIPAL
HOLDERS  THEREOF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ELECTION  OF  DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
STATEMENT  OF  EXECUTIVE
COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Summary  Compensation  Table . . . . . . . . . . . . . . . . . . . . . . .4
     Long-Term  Incentive  Plan  Awards . . . . . . . . . . . . . . . . . . . .4
     Stock  Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Termination  of  Employment,  Changes  in
     Responsibility  and  Employment
     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Compensation  of  Directors . . . . . . . . . . . . . . . . . . . . . . . 4
     Directors'  and  Officers'  Liability
     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Compensation  Committee . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Pension  Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
INDEBTEDNESS  OF  DIRECTORS  AND
OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
INTEREST  OF  CERTAIN  PERSONS  IN  MATTERS
TO  BE  ACTED  UPON . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
INTEREST  OF  INSIDERS  IN  MATERIAL
TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
TRADING  RANGE  OF  THE  COMMON
SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
DESCRIPTION  OF  SHARE  CAPITAL . . . . . . . . . . . . . . . . . . . . . . . .6
CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
PRIOR  SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
DIVIDEND  POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
ESCROWED  SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
MATERIAL  CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
CONFLICTS  OF  INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
THE  CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
CURRENT  OPERATIONS  OF  THE
CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
AUDITORS,  TRANSFER  AGENT  AND
REGISTRAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
FINANCIAL  STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
MANAGEMENT'S  DISCUSSION  OF  VARIATIONS
IN  OPERATING  RESULTS  AND  FINANCIAL
CONDITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
PARTICULARS  OF  MATTERS  TO  BE  ACTED
UPON . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
PROPOSED  ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Acquisition  Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Details  of  the  Proposed  Transaction . . . . . . . . . . . . . . . . .11
     Description  of  Web  Dream  Inc . . . . . . . . . . . . . . . . . . . . 13
     Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     Purpose  and  Effect  of  the  Proposed
     Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     Recommendation  of  the  Board  of  Directors . . . . . . . . . . . . . .22
     Shareholder  Approval . . . . . . . . . . . . . . . . . . . . . . . . . .23
     Management  of  the  Corporation  Following  the
     Proposed  Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . .23
     Pro  Forma  Consolidated  Capitalization . . . . . . . . . . . . . . . . 24
     Principal  Shareholders  Following  the  Proposed
     Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
CHANGE  OF  NAME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
CONSOLIDATION  OF  COMMON  SHARES . . . . . . . . . . . . . . . . . . . . . . 25
AMENDMENT  TO  STOCK  OPTION  PLAN . . . . . . . . . . . . . . . . . . . . . .26
     Increase  in  Maximum  Number  of  Common
     Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
APPOINTMENT  OF  AUDITORS . . . . . . . . . . . . . . . . . . . . . . . . . . 27
GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
CERTIFICATE  OF  THE  CORPORATION . . . . . . . . . . . . . . . . . . . . . . 28
CERTIFICATE  OF  WEB  DREAM  INC . . . . . . . . . . . . . . . . . . . . . . .29
SCHEDULES
     Schedule  A  -  Financial  Statements  of  the
     Corporation
     Schedule  B  -  Ordinary  Resolution
     re  Proposed  Acquisition
     Schedule  C  -  Description  of  Web  Dream  Inc.
     Schedule  D  -  Special  Resolution
     re  Change  of  Corporate  Name
     Schedule  E  -  Special  Resolution
     re  Consolidation  of  Common  Shares
     Schedule  F  -  Ordinary  Resolution
     re  Amendment  to  Stock  Option  Plan
     Schedule  G  -  Notice  of  Change  of  Auditors

                           STORIMIN RESOURCES LIMITED

                         MANAGEMENT INFORMATION CIRCULAR

SOLICITATION  OF  PROXIES
-------------------------

     THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT OF STORIMIN RESOURCES LIMITED (THE "CORPORATION") FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 14, 1999 AND AT ANY AND ALL ADJOURNMENTS THEREOF (THE "MEETING"). It is expected that the solicitation will be primarily by mail and possibly supplemented by telephone. The cost of soliciting these proxies will be borne directly by the Corporation. The Corporation may also pay brokers, investment dealers or nominees holding common shares in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

     No person is authorized to give any information or to make any representations other than those contained in this circular and, if given or made, such information must not be relied upon as having been authorized.

APPOINTMENT  OF  PROXY
----------------------

     A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION) TO ATTEND, ACT AND VOTE FOR HIM AND ON HIS BEHALF AT THE MEETING OR ANY ADJOURNMENT(S) THEREOF, OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, BY INSERTING SUCH PERSON'S NAME IN THE SPACE PROVIDED IN THE FORM OF PROXY AND BY DELETING THE NAMES THEREIN.

     All common shares (hereinafter referred to as "common shares" or "shares") represented by properly executed proxies received by the Transfer Agent of the Corporation in a timely fashion will be voted or withheld from voting in accordance with the instructions of the Shareholders on any ballot that may be called for at the Meeting; if a choice is specified in respect of any matter to be acted upon, the shares will be voted accordingly. IN THE ABSENCE OF SUCH DIRECTION, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE APPROVAL OF AN ORDINARY RESOLUTION AUTHORIZING THE ACQUISITION OF ALL THE ISSUED AND OUTSTANDING SHARES OF WEB DREAM INC.; FOR THE APPROVAL OF A SPECIAL RESOLUTION TO CHANGE THE NAME OF THE CORPORATION TO DIGITAL ROOSTER.COM INC.; FOR THE APPROVAL OF A SPECIAL RESOLUTION TO CONSOLIDATE THE ISSUED AND OUTSTANDING COMMON SHARES OF THE CORPORATION; FOR THE APPROVAL OF AN ORDINARY RESOLUTION TO INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE PURSUANT TO OPTIONS GRANTED UNDER THE CORPORATION'S STOCK OPTION PLAN; AND FOR THE APPOINTMENT OF AUDITORS AND THE AUTHORIZATION OF THE DIRECTORS OF THE CORPORATION TO FIX THE AUDITORS' REMUNERATION; ALL AS MORE PARTICULARLY DESCRIBED UNDER THOSE HEADINGS IN THIS MANAGEMENT INFORMATION CIRCULAR.

     THE ENCLOSED FORM OF PROXY, WHEN PROPERLY EXECUTED, CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO ALL AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     The enclosed form of proxy must be dated and executed by the Shareholder or his attorney authorized in writing, or if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney thereof. If the form of proxy is executed by an attorney, the authority of the attorney to act must accompany the form of proxy. The form of proxy must be received by the Corporation's Registrar and Transfer Agent, Montreal Trust Company of Canada, 8 th Floor, 151 Front Street West, Toronto, Ontario, M5J 2N1 on or before 5:00 p.m. (Toronto time) on. December 13, 1999, or delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof prior to the commencement of the Meeting.

REVOCATION  OF  PROXIES
-----------------------

     Pursuant to Section 110(4) of the Business Corporations Act (Ontario), any Shareholder giving a proxy may revoke a proxy by instrument in writing executed by the Shareholder or by his attorney authorized in writing, or if the Shareholder is a corporation, under the corporate seal or by a duly authorized officer or attorney thereof and deposited with the Corporation's Registrar and Transfer Agent, Montreal Trust Company of Canada, 8 th Floor, 151 Front Street West, Toronto, Ontario, M5J 2N1 on or before 5:00 p.m. (Toronto time) on December 13, 1999, or with the Chairman of the Meeting on the day, and prior to the commencement, of the Meeting of Shareholders to be held on December 14,, 1999 or any adjournment thereof or in any other manner permitted by law.

                 VOTING OF SHARES AND PRINCIPAL HOLDERS THEREOF

     The holders of the common shares of the Corporation will be entitled to vote at the Meeting on all matters. Pursuant to Section 100(2) of the Business Corporations Act (Ontario) and in accordance with National Policy Statement No. 41 adopted by the Ontario Securities Commission, each holder of a common share of the Corporation at the close of business on October 15, 1999, (the "Record Date") is entitled to one (1) vote for each such share held, except to the extent that such shares may have been transferred after the Record Date and the transferee produces properly endorsed share certificates or otherwise establishes that he owns the shares and requests, not later than ten (10) days before the Meeting, that his name be included in the list of Shareholders. As at October 15, 1999, 24,815,191 common shares of the Corporation were issued and outstanding.

     To the knowledge of the Directors or Senior Officers of the Corporation, at the date hereof, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over securities of the Corporation carrying more than ten (10) percent of the voting rights attached to any class of voting securities of the Corporation.

     The directors and officers of the Corporation beneficially own, directly and indirectly, as a group, 2,459,756 common shares of the Corporation.

                              ELECTION OF DIRECTORS

     The board of directors presently consists of four (4) members to be elected annually. The persons named in the enclosed form of proxy intend to vote for the election of those nominees whose names are set forth below. Management does not contemplate that any nominee will be unable to serve as a director, but, if such an event should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion, unless authority to vote the proxy in the election of directors has been withheld. Each Director elected will hold office until the next annual meeting of Shareholders or until his successor is duly elected, unless the office is earlier vacated in accordance with the by-laws of the Corporation.

     The Corporation does not have an Executive Committee of its Board of Directors. Pursuant to Section 158(1) of the Business Corporations Act (Ontario), the Audit Committee of the Board of Directors is comprised of Messrs. Knight, Manley and Mockler.

     The following table and notes thereto state the names of all persons proposed to be nominated for election as directors, all other major positions and offices with the Corporation presently held by them, their principal occupation. or employment, the year in which they became directors of the Corporation, and the approximate number of securities of the Corporation beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them as at November 12, 1999: (1)

                                                                                    Number of Common Shares
                                                                                  Beneficially Owned, Directly
Name and                 Major Positions and      Present Principal               or Indirectly or over which
Municipality of           Offices with the          Occupation or     Director      control or direction is
Residence                    Corporation             Employment         Since              exercised
Hubert J. Mockler    President and                President, Canuc          1997           1,910,600
Toronto, Ontario     Director                     Resources
                                                  Corporation

Frederick C. Knight  Director                     Independent Mining        1998             Nil
Toronto, Ontario                                  Consultant

Michael W. Manley    Director                     Barrister and             1997           120,800
Toronto, Ontario                                  Solicitor

Harry Hodge          Director                     Geologist                 1989           181,154
Toronto, Ontario

Notes:

(1)     Information  furnished  by  the  respective  nominees.

                       STATEMENT OF EXECUTIVE COMPENSATION
                       -----------------------------------

     Ontario securities law requires that a "Statement of Executive Compensation" in accordance with Form 40 to the Regulation to the Securities Act (Ontario) be included in this Management Information Circular. Form 40 prescribes the disclosure requirements in respect of the compensation of the executive officers and directors of reporting issuers. Form 40 provides that compensation disclosure must be provided for the Chief Executive Officer of an issuer and each of the issuer's four most highly compensated executive officers, other than the Chief Executive Officer and other than an executive officer whose total salary and bonus does not exceed $100,000. For the purposes of this section of the Circular, executive officers of the Corporation for whom compensation disclosure is required in accordance with these requirements shall collectively be referred to as the "Named Executive Officers". The following addresses the applicable items identified in Form 40.

                                        SUMMARY COMPENSATION TABLE

                    Annual Compensation                                  Long Term Compensation
Name and                                   Other        Securities    Shares or
Principal                                  Annual         Under       Restricted    LTIP     All Other
Position           Year  Salary    Bonus   Compensation   Option      Share Units   Payouts  Compensation

Hubert J. Mockler  1999  $   Nil  $   Nil  $         Nil     550,000  Nil          Nil        Nil
President          1998  $   Nil  $   Nil  $         Nil     550,000  Nil          Nil        Nil
                   1997  $   Nil  $   Nil  $         Nil     Nil      Nil          Nil        Nil

LONG-TERM  INCENTIVE  PLAN  AWARDS

     The Corporation did not have a long-term incentive plan within the meaning of Form 40 (the definition of "long-term incentive plan" contained in Form 40 expressly excludes a stock option plan) during the financial year ended March 31, 1999.

STOCK  OPTIONS

     The Corporation has a stock option plan. No stock options of the Corporation were exercised by the Named Executive Officer during the financial year ended March 31, 1999. The following table sets forth the value of the stock options of the Corporation held by the Named Executive Officer as at March 31, 1999, all of which options were exercisable at such date.

                                              Value of Unexercised
                    Unexercised Options           in-the-Money
Name                 at March 31, 1999     Options at March 31, 1999
----                 -----------------     -------------------------
Hubert J. Mockler         550,000                    $Nil

TERMINATION  OF  EMPLOYMENT,  CHANGES IN RESPONSIBILITY AND EMPLOYMENT CONTRACTS

     There is no employment contract between the Corporation or any of its subsidiaries and a Named Executive Officer. As well, there is no compensatory plan or arrangement with respect to a Named Executive Officer, involving payment(s) of more than $100,000, which results or will result from the resignation, retirement or any other termination of employment of a Named Executive Officer's employment with the Corporation and its subsidiaries or from a change of control of the Corporation or any subsidiary of the Corporation or a change in a Named Executive Officer's responsibilities following a change of control.

COMPENSATION  OF  DIRECTORS

     Other than through the granting of stock options as described below, no directors of the Corporation were compensated by the Corporation during the financial year ended March 31, 1999 for their services in their capacity as directors or for services as consultants or experts.

     The following table sets forth certain information with respect to stock options granted by the Corporation to the directors of the Corporation during the financial year ended March 31, 1999.

                                                                          Market Value
                                           % of Total                      of Shares
                                             Options                       Underlying
                             Shares Under  Granted in                      Options on
                               Options      Financial                     the Date of    Expiration
Name          Date of Grant    Granted        Year      Exercise Price      Grant(1)        Date
------------  -------------  ------------  -----------  ---------------  --------------  ----------
Frederick C.  August 11,                                                                 August 10,
Knight           1998              60,000         100%  $          0.06  $        0.015     2003

(1) The market value figures identified in this column of the table are the closing sale prices of the common shares of the Corporation quoted by the Canadian Dealing Network Inc. on the last day such shares traded prior to the date the options in question were granted.

DIRECTORS'  AND  OFFICERS'  LIABILITY  INSURANCE

     The Corporation does not maintain insurance for the benefit of its Directors and Officers against certain liabilities incurred by them in their capacity as directors or officers of the Corporation.

COMPENSATION  COMMITTEE

     The Corporation does not have a compensation committee. The duties of such a committee are carried out by the Board of Directors. The Board of Directors meets on compensation matters as and when required with respect to executive compensation.

PENSION  PLAN

     The Corporation does not maintain a pension plan for its employees, officers or directors.

                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

     No director or senior officer or employee or any associate or affiliate of any such director or senior officer is indebted to the Corporation. No director or senior officer or employee or any associate or affiliate of any such director or senior officer has been indebted to the Corporation at any time since the beginning of the last completed financial year of the Corporation.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Other than as set forth in this Management Information Circular, management of the Corporation is not aware of any material interest, direct or indirect, of any director, officer or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon. See "Interest of Insiders in Material Transactions".

                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     Management of the Corporation is not aware of any material interest, direct or indirect, of any director, officer or any associate or affiliate of any such person in any transaction since March 31, 1999, or in any proposed transaction, that has materially affected or would materially affect the Corporation. No director or officer of the Corporation has had any material interest, direct or indirect, in any transaction since the beginning of the last completed financial year, or any proposed transaction which has materially affected or will materially affect the Corporation.

                       TRADING RANGE OF THE COMMON SHARES

     The Corporation's common shares are quoted for trading by The Canadian Dealing Network Inc. ("CDN") under the symbol "SMRL". The following table sets forth the reported high and low sale prices and volume of trading of the Corporation's common shares as reported by CDN for the calendar periods indicated:

                            HIGH    LOW     VOLUME
                           ------  ------  ---------
1997
----
First Quarter                   -       -          -
Second Quarter             $ 0.32  $ 0.11    835,328
Third Quarter              $ 0.20  $ 0.08  1,671,573
Fourth Quarter             $ 0.19  $ 0.09  1,537,489

1998
----
First Quarter              $ 0.11  $ 0.05    218,032
Second Quarter             $ 0.10  $ 0.04    411,670
Third Quarter              $ 0.08  $ 0.01    419,000
Fourth Quarter             $0.015  $0.015    287,723

1999
----
First Quarter              $ 0.07  $ 0.01  1,282,167
April                      $ 0.04  $ 0.03     18,000
May                        $ 0.04  $ 0.04     20,500
June                       $ 0.02  $ 0.02     14,333
July                       $ 0.02  $ 0.01     58,333
August                     $ 0.09  $ 0.01  3,312,500
September (to September7)  $ 0.08  $ 0.06  1,762,889

     In accordance with the requirements of CDN, trading in the Corporation's common shares was halted by CDN on September 7, 1999 pending completion of the Proposed Acquisition.

                          DESCRIPTION OF SHARE CAPITAL

     The authorized capital of the Corporation consists of an unlimited number of common shares. The following is a summary of the principal attributes of the common shares:

Common  Shares
     Each Common Share carries one vote at all meetings of shareholders, is entitled to dividends as and when declared by the directors of the Corporation and is entitled upon liquidation, dissolution or winding-up to a pro rata share of the assets of the Corporation distributable to the holders of common shares. The common shares carry no conversion or pre-emptive rights. There are 24,815,191 common shares issued and outstanding as fully paid and non-assessable.

                                 CAPITALIZATION

     The following table and notes thereto set forth the audited consolidated capitalization of the Corporation as at March 31, 1999 and the unaudited consolidated capitalization of the Corporation as at September 30, 1999. This table should be read in conjunction with the financial statements (and notes thereto) attached to this Management Information Circular as Schedule "A".

                                           OUTSTANDING AS        OUTSTANDING AS
                                            AT MARCH 31,        AT SEPTEMBER 30,
CAPITAL                     AUTHORIZED        1999(2)               1999(2)
--------------------------  ----------  --------------------  --------------------
                                             (audited)            (unaudited)
Common                      Unlimited   $         2,732,277   $         2,732,277
Shares                                   (24,815,191 shares)   (24,815,191 shares)

Deficit                                         ($2,292,146)          ($2,335,526)

Total Shareholders' Equity              $           440,131   $           396,951

Notes:

(1) Under the Corporation's stock option plan, 2,025,000 common shares have been reserved for issuance upon exercise of stock options granted to directors and officers of the Corporation. In the event these options are not exercised prior to closing of the Proposed Acquisition, they will be cancelled.

(2) Upon the completion of the Proposed Acquisition of the Corporation, the Corporation may grant stock options to purchase up to 3,000,000 post-consolidated Common Shares.

                                   PRIOR SALES

     On March 18, 1999, the Corporation issued 1,000,000 common shares to the shareholders of 1345969 Ontario Limited in exchange for all it issued and outstanding shares for aggregate consideration of $200,000.

                                 DIVIDEND POLICY

     No dividends have been paid on any shares of the Corporation since the date of its incorporation and it is not contemplated that any dividends will be paid in the immediate or foreseeable future.

                               ESCROWED SECURITIES

     None of the common shares of the Corporation are subject to any escrow requirement.

                               MATERIAL CONTRACTS

     The Corporation is not currently a party to any material contracts other than contracts in the ordinary course of business, except:

1. letter of intent dated September 2, 1999 between the Corporation and Web Dream Inc.; and
2.   the  Acquisition  Agreement.  See  "Proposed  Acquisition  -  Acquisition
     Agreement".

     Copies of these agreements will be available for inspection at the registered office of the Corporation, Suite 1800, 8 King Street East, Toronto, Ontario, during ordinary business hours up to and including the date of the Meeting.

                              CONFLICTS OF INTEREST

     There may develop potential conflicts of interest to which the proposed directors and officers of the Corporation may be subject in connection with the operations of the Corporation. For example, situations may arise where some of the directors and officers will be in direct competition with the Corporation. Conflicts, if any will be subject to the procedures and remedies under the Business Corporations Act (Ontario).

                                 THE CORPORATION

     The Corporation was incorporated under the Canada Business Corporations Act on January 16, 1984 under the name Storimin Explorations Limited. By Articles of Amendment dated April 1, 1997, the Corporation amended its Articles to change the name of the Corporation to Storimin Resources Limited and to consolidate the common shares of the Corporation on a one (1) for three (3) basis. By Articles of Continuance dated October 30, 1998, the Corporation was continued under the Business Corporations Act (Ontario). By Articles of Amalgamation dated April 1, 1999, the Corporation amalgamated with its wholly-owned subsidiaries, Old Trafford Capital Corporation, Stamswiss Investments Inc. and 1345969 Ontario Limited.

     The Corporation has two wholly-owned subsidiaries, Pizay Investments Inc. and 1032142 Ontario Inc. The head office and registered office of the Corporation is located at Suite 1800, 8 King Street East, Toronto, Ontario, M5C 1B5.

                      CURRENT OPERATIONS OF THE CORPORATION

     The  Corporation  is  a  mineral  exploration  company.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

     The auditors of the Corporation are Hilborn Ellis Grant, Chartered Accountants, of Toronto, Ontario.

     Montreal Trust Company of Canada, through its principal offices in Toronto, Ontario, is the transfer agent and registrar for the common shares.

                              FINANCIAL STATEMENTS

     The audited financial statements of the Corporation for the fiscal year ended March 31, 1999 and the interim statements for the three months ended June 30, 1999 and the six months ended September 30, 1999, are attached to this Information Circular as Schedule "A".

           MANAGEMENT'S DISCUSSION OF VARIATIONS IN OPERATING RESULTS
                             AND FINANCIAL CONDITION

INTRODUCTION

     This discussion should be read in conjunction with the financial statements of the Corporation which have been prepared in accordance with generally accepted accounting principles.

SIX MONTHS ENDED SEPTEMBER 30, 1999 COMPARED WITH SIX MONTHS ENDED SEPTEMBER 30, 1998

     For the six month period ended September 30, 1999, the Corporation carried out no exploration activities. The net loss for this period was $43,180 compared to a net loss of $61,378 for the six months ended September 30, 1998. This reduction was mainly attributable to lower general and administration expenses of $32,907 compared to $55,486 and reduced shareholders' information expenses of $4,167 compared to $8,310 for the period ended September 30, 1998. For the period ended September 30, 1999, the Corporation had cash of $75,077 compared to $217,403 for the period ended September 30, 1998.

YEAR  ENDED  MARCH  31,  1999  COMPARED  WITH  YEAR  ENDED  MARCH  31,  1998

     During the year ended March 31, 1999, the Corporation terminated its agreement with ProAm Explorations Corporation in connection with the option to acquire an undivided 10% interest in a mineral property located near Winnipeg, Manitoba. As a result, all expenditures related to this property were charged to loss on abandonment of mining properties during this period. The Corporation had a net loss for the year ended March 31, 1999 of $631,660 compared to a loss of $1,646,365 which was largely attributable to lower losses in connection with the abandonment of mining properties. While the Corporation's legal and audit expenses were higher during the period, $31,619 compared to $24,178, general and administration expenses of $84,887 were lower compared to $114,011 during the year ended March 31, 1998.

YEAR  ENDED  MARCH  31,  1998  COMPARED  WITH  YEAR  ENDED  MARCH  31,  1997

     During the year ended March 31, 1998, the Corporation abandoned further development of its properties located in the state of Nevada. As a result, these resources properties reverted to Golden Nevada Resources Ltd. and all expenditures in connection with these mining properties were charged as a loss on the abandonment of mining properties. These charges were largely responsible for the net loss for the year ended March 31, 1998 of $1,646,365 compared to a net loss of $9,294 for the year ended March 31, 1997. In addition, the Corporation experienced higher general and administration costs of $114,011compared to $3,380 as at March 31, 1997. During the year ended March 31, 1998, the Corporation also took a significant write-down with respect to the goodwill associated with its subsidiary companies, as the mining claims to which the goodwill related were abandoned during the year. The Corporation had working capital of $177,478 (1997 - $58,774).

YEAR  ENDED  MARCH  31,  1997  COMPARED  WITH  YEAR  ENDED  MARCH  31,  1996

     During the year ended March 31, 1997, the Corporation continued the process of exploring its mineral properties. In addition, the Corporation during the year ended March 31, 1997 acquired all the issued and outstanding shares of Old Trafford Capital Corporation which was considered a reverse takeover for accounting purposes. Therefore, the comparative numbers for the years ended March 31, 1997 and March 31, 1996 reflect the results of Old Trafford Capital Corporation.

     The net loss for the year ended March 31, 1997 was $537,606 compared to a net loss of $3,238,826 for the year ended March 31, 1996. This loss was largely attributable to the write down of deferred exploration expenditures of $328,090 during the year as well as the write down of the Corporation's interest in mining claims ($87,789). The Corporation had a working capital deficiency of $81,786 compared to positive working capital of $27,567 for the year ended March 31, 1996.

YEAR  ENDED  MARCH  31,  1996  COMPARED  WITH  YEAR  ENDED  MARCH  31,  1995

     During the year ended March 31, 1996, the Corporation carried out a reorganization which included the disposal of its interest in the Moss Township mining claims in return for treasury shares of Moss Lake Gold Mines. This resulted in a loss on the disposal of the mining claims of $3,033,305.

LIQUIDITY  AND  CASH  RESOURCES

     As at September 30, 1999, the Corporation's cash position was $75,077. At the beginning of the period the Corporation's cash position was $122,943. The ability of the Corporation to discharge its liabilities is contingent upon obtaining further financing and developing a viable business plan.

YEAR  2000  ISSUE

     The Corporation has reviewed its business procedures with respect to the Year 2000 Century change and the impact it could have on the Corporation's business and information systems which rely on computer database information. Following the review, the Corporation has determined that there are no material Year 2000 implications.

LEGAL  PROCEEDINGS

     The Corporation has been named as a defendant in a lawsuit by ProAm Explorations Corporation in the Supreme Court of British Columbia. This lawsuit claims damages in the amount of $90,000 plus interest and costs for non-payment of an outstanding demand note. The Corporation has filed a statement of defence denying the allegations in the claim. The outcome of this action cannot be determined at this time but management believes that the results will not have an adverse effect on its business.

                     PARTICULARS OF MATTERS TO BE ACTED UPON

     To the knowledge of the Corporation's directors, the only matters to be placed before the meeting are those matters set forth in the accompanying notice of meeting relating to the approval of the Proposed Acquisition of the Corporation, the change of name of the Corporation, the consolidation of the common shares of the Corporation on a 1 for 12 basis; the receipt of the financial statements, the election of directors, the appointment of auditors, and the increase in the maximum number of common shares issuable under the Stock Option Plan.

I.   PROPOSED  ACQUISITION

1.   SUMMARY

     Pursuant to a share purchase agreement dated as of November 12, 1999 (the "Acquisition Agreement") the Corporation has agreed to acquire all of the issued and outstanding common shares (the "Web Dream Shares") of Web Dream Inc. ("Web Dream"). A condition of closing the proposed acquisition (the "Proposed Acquisition") is that.-11- shareholders of the Corporation approve the Proposed Acquisition (see "Proposed Acquisition - Details of the Proposed Acquisition"). Pursuant to the Proposed Acquisition, the shareholders of Web Dream will receive up to 28,000,000 post-consolidated common shares of the Corporation in exchange for all of the issued and outstanding common shares of Web Dream.

     Management of the Corporation intends to place before the meeting, for confirmation, approval and adoption, with or without modification, the ordinary resolution as more particularly set forth in Schedule "B" attached hereto, relating to the approval of the Proposed Acquisition. To be approved, the resolution must be passed by a majority of the votes cast by shareholders at the Meeting in respect of this resolution.

2.   ACQUISITION  AGREEMENT

     On November 12, 1999, the Corporation and Web Dream entered into an agreement (the "Acquisition Agreement") whereby the Corporation agreed to acquire all the issued and outstanding common shares of Web Dream.

     Pursuant to the Acquisition Agreement, the Corporation has agreed to purchase all of the issued and outstanding common shares of Web Dream for an aggregate consideration of not more than $7,000,000 to be satisfied by the issuance of up to 28,000,000 post-consolidated common shares of the Corporation (the "Proposed Acquisition"), based on the issuance of two post-consolidated common shares of the Corporation for each one Web Dream Share outstanding. Web Dream's principal business is an adult entertainment content and Internet service provider as well as an adult membership site operator. A description of the business of Web Dream, its financial statements for the relevant periods and a discussion by management of Web Dream regarding its operations to date and future plans are attached hereto as Schedule "C".

     Pursuant to the Acquisition Agreement, the Corporation has agreed to convene a shareholders' meeting to approve among other things, the Proposed Acquisition, the consolidation of the issued and outstanding common shares of the Corporation on the basis of one new share for every 12 issued and outstanding common shares (See: "Consolidation") and to change the name of the Corporation. (See: "Change of Name"). In addition, the Corporation has agreed to use its best efforts to complete the Proposed Acquisition on or before December 15, 1999 or such later date as mutually acceptable by the parties.

     Copies of the Acquisition Agreement will be available for inspection by the shareholders of the Corporation during normal business hours at the offices of the Corporation, Suite 1800, 8 King Street East, Toronto, Ontario and will be available at the Meeting.

3.   DETAILS  OF  THE  PROPOSED  ACQUISITION

     The Corporation intends to acquire all of the issued and outstanding common shares of Web Dream. The Acquisition Agreement provides that, as the consideration for the purchase by the Corporation of the Web Dream Shares, the Corporation shall issue to the shareholders of Web Dream (the "Web Dream Shareholders") an aggregate of up to 28,000,000 post-consolidated common shares of the Corporation based on the issuance of two post-consolidated common shares of the Corporation for each one Web Dream Share outstanding. The Corporation currently has issued and outstanding 24,815,191 common shares and subject to the approval of the shareholders will have 2,067,933 post-consolidated common shares. The obligation of the Corporation to purchase the Web Dream Shares is subject to certain conditions, including the following:

(a) the approval of the Proposed Acquisition involving the acquisition of all the common shares of Web Dream, the consolidation of the common shares of the Corporation and the change of name by the shareholders of the Corporation;

(b) no adverse material change in the business, affairs, financial condition or operations of either the Corporation or Web Dream shall occur between the date of the latest available financial statements for each of the Corporation and Web Dream and the date of closing;

(c) no act, action, suit or proceeding shall have been threatened or taken against the Corporation or Web Dream except for actions disclosed in this Circular before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law;

(d) Web Dream will not have issued or acquired or committed itself to acquire any share in its capital;

(e) the Corporation shall have determined in its sole judgment that (since the announcement by the Corporation of the Proposed Acquisition) Web Dream has not taken or proposed to take any action, or publicly disclosed that it intends to take any action, and the Corporation shall not have otherwise learned of any previous action taken by Web Dream which had not been publicly disclosed prior to the announcement by the Corporation of its intention to make the Proposed Acquisition, which, in the sole judgment of the Corporation, might make it inadvisable for the Corporation to proceed with the Proposed Acquisition, or that would be materially adverse to the business of Web Dream or to the Corporation; including, without limiting the generality of the foregoing, any action with respect to any agreement, proposal, offer or understanding relating to any material sale, disposition or other dealing with any of the assets or contracts of Web Dream, any issue of shares, options or other securities of Web Dream to any person other than a wholly-owned subsidiary of Web Dream, any material acquisition from a third party of assets or securities by Web Dream, or any amalgamation, statutory arrangement, capital reorganization, merger, business combination or similar transaction involving Web Dream, or any material capital expenditure not in the ordinary course of business;

(f) the Corporation shall have determined in its sole judgment that:(i) no material right, franchise or licence of Web Dream has been or may be impaired (which impairment has not been cured or waived) or otherwise adversely affected, whether as a result of the Proposed Acquisition or otherwise which might make it inadvisable for the Corporation to proceed with the Proposed Acquisition, and (ii) no covenant, term or condition of any instruments or agreements of Web Dream exists which might make it inadvisable for the Corporation to proceed with the Proposed Acquisition (including without limitation, any default, acceleration or other adverse event that may ensue as a result of the Proposed Acquisition);

(g) all of the outstanding Web Dream Shares shall have been properly tendered to the Corporation;

(h) the Corporation shall have completed to its satisfaction its due diligence investigation of Web Dream, and the Web Dream Shareholders shall have completed to their satisfaction their due diligence investigation of the Corporation;

(i) transitional arrangements between the Corporation and its directors, officers and employees shall have been resolved to the satisfaction of both the Corporation and the Web Dream Shareholders, each acting reasonably; and

(j) there shall not have occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, regulation, action, government regulation, enquiry or other occurrence of any nature whatsoever which, in the sole judgment of the Corporation, materially adversely affects or involves, or may materially adversely affect or involve, the financial markets in Canada or elsewhere generally, or the financial condition, business, operations, assets, affairs or prospects of Web Dream to the Corporation.

     Upon the fulfillment or waiver of the conditions of the Proposed Acquisition, the Corporation will take up and pay for all the issued and outstanding common shares of Web Dream.

     The common shares issuable pursuant to the Proposed Acquisition will not be registered under the laws of any jurisdiction outside of Canada, and in particular, will not be registered under the applicable securities laws of the United States of America. Consequently, no common shares will be delivered to any person who is, or appears to the Corporation to be, a resident or citizen of the United States or any territory or possession thereof or to any person who is a resident of any other country other than Canada, unless the Corporation is satisfied that the common shares of the Corporation may be lawfully delivered in such other jurisdiction without further action by the Corporation.

     The Proposed Acquisition, if completed, will result in the Web Dream Shareholders owning approximately 93.12% of the 30,067,933 common shares of the Corporation to be issued and outstanding upon the completion of the Proposed Acquisition (see "The Acquisition - Principal Shareholders Following the Acquisition").

DESCRIPTION  OF  WEB  DREAM  INC.

     BACKGROUND  OF  WEB  DREAM  INC.

     Web Dream was incorporated by Articles of Incorporation under the Business Corporations Act (Ontario) on February 17, 1998. There are no restrictions in the Articles of Incorporation on the business Web Dream may carry on or powers Web Dream may exercise. By Articles of Amendment dated April 16, 1999, Web Dream amended its articles of incorporation to provide that the maximum number of directors shall be ten (10); to increase the authorized capital of Web Dream to include an unlimited number of Class A preference shares, an unlimited number of Class B preference shares and an unlimited number of special shares; to provide certain restrictions in connection with the transfer of shares of Web Dream; to provide that Web Dream shall have a lien on its shares in connection with the debt of a shareholder, to restrict the number of shareholders of Web Dream; to prohibit any invitation to the public to subscribe for securities of Web Dream and to provide that the holders of fractional shares shall be entitled to exercise voting rights and to receive dividends. By Articles of Amendment dated August 18, 1999, the common shares of Web Dream were subdivided on the basis of 10,000 common shares for each pre-split common share. Web Dream's registered office and principal place of business is located at 366 Bay Street, 11 th Floor, Toronto, Ontario and its telephone number is (416) 815-1771. Web Dream's web site address is www.webdream.com.

     BUSINESS  OVERVIEW  OF  WEB  DREAM  INC.

     Web Dream Inc. is an Internet E-commerce adult entertainment destination that provides online upscale adult content including nude and semi-nude models as well as operating its own destination web sites. Web Dream's goals are to brand its web sites as the premiere online adult entertainment destinations and build a significant worldwide community of loyal clients who enjoy Web Dream's unique adult entertainment.

     Web Dream's content includes photographs, streaming video, audio on demand and video conferencing.

     A FULL DESCRIPTION OF THE BUSINESS, AFFAIRS, PRODUCTS, MANAGEMENT AND SHARE STRUCTURE OF WEB DREAM IS CONTAINED IN SCHEDULE "C" ATTACHED HERETO.

4.   RISK  FACTORS

     The following are the principal risk factors with respect to the Corporation, Web Dream and the Proposed Acquisition of the Corporation:

DIVIDENDS. It is the current policy of the Corporation's board of directors to retain any earnings to finance the operations and expansion of the Corporation's business. Therefore the payment of any cash dividends on the common shares is unlikely in the foreseeable future. See "Dividend Policy".

RAPID TECHNOLOGY CHANGE. The Internet is undergoing rapid changes, including evolving industry standards, frequent new product introductions and changes in consumer requirements and preferences. Web Dream's success is dependent upon, among other things, its ability to achieve and maintain technological and quality leadership by anticipating and developing new technologies in order to ensure that it will remain competitive from the perspective of both product performance and price.

LIMITED HISTORY OF OPERATIONS AND PROFITABILITY. Web Dream was organized in February 1998 and began operations as a company in February, 1998. Accordingly, Web Dream has a limited operating history upon which an evaluation of Web Dream and its prospects can be based. Web Dream's prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stages of development. Although Web Dream has experienced increased quarterly revenue over the last five fiscal quarters in the period ended August 31, 1999, such growth rates may not be sustainable and are not indicative of future operating results. There can be no assurance that any of Web Dream's business strategies will be successful or that Web Dream's revenue growth or profitability will continue on an annual or quarterly basis.

POTENTIAL VOLATILITY OF STOCK PRICE. There can be no assurance that an active trading market will develop or be sustained after the completion of the Proposed Acquisition. The trading price of the common shares is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in Web Dream's operating results, announcements of technological innovations, new products or new contracts by Web Dream or its competitors, developments with respect to copyrights or proprietary rights, conditions and trends in the adult entertainment and Internet industries, adoption of new accounting standards affecting the Internet industry, changes in financial estimates by securities analysts, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stocks of Internet companies. These broad market fluctuations may materially adversely affect the market price of the common shares.

CONTROL BY EXISTING SHAREHOLDERS; CERTAIN BYLAW PROVISIONS. After giving effect to the acquisition of all the securities of Web Dream, Web Dream's officers, directors, holders of 10% or more of Web Dream's common shares and their affiliates will, in the aggregate, beneficially own approximately 58.5% of the Corporation's outstanding common shares after the completion of the Proposed Acquisition. As a result, these shareholders, acting together, would be able to control most matters requiring approval by the shareholders of Web Dream, including the election of directors. In addition, the Corporation's Bylaws provide that the Corporation will indemnify officers and directors against losses they may incur in legal proceedings resulting from their service to the Corporation. After giving effect to the Proposed Acquisition the current officers and directors of the Corporation will control beneficially, directly and indirectly, as a group, less than 1% of the total number of common shares to be issued and outstanding. Concentration of large amounts of the Corporation's shares in the hands of the principal shareholders may also make more difficult any takeover, buy-out or change of control of the Corporation not approved by management.

NEED FOR ADDITIONAL FINANCING. Web Dream believes that its current working capital together with funds expected to be generated from operations, will be sufficient to meet its cash requirements for approximately 12 to 15 months following consummation of the Proposed Acquisition; however, there can be no assurance that Web Dream will not require additional financing prior to that time or that, if required, additional financing will be available on acceptable terms or at all. Web Dream may require substantial additional financing in the future to fully implement its proposed business plan. Former sources of capital are not obligated and are not expected to contribute, loan or provide any additional financing to Web Dream. Web Dream has no binding commitments from any third parties to provide funds to Web Dream and there can be no assurance that additional financing will be available on terms favourable or acceptable to Web Dream, if at all. Failure to obtain such additional financing would have a material adverse effect on Web Dream's business and prospects and could require Web Dream to severely limit or cease its operations.

DEPENDENCE UPON, AND NEED FOR, KEY PERSONNEL. Web Dream is dependent upon a limited number of key personnel, particularly Lex van Arem and Anthony Korculanic, its President and Executive Vice-President, respectively. The loss of either of these individuals or a reduction in the time devoted by any of such person to Web Dream's business could have a material adverse effect on Web Dream's business. Web Dream's future success will depend in part upon its ability to attract and retain highly qualified personnel. Web Dream faces competition for such personnel from other companies, academic institutions and other organizations, many of which have significantly greater resources than Web Dream. There can be no assurance that Web Dream will be able to attract and retain the necessary personnel on acceptable terms or at all. Web Dream has no key-man life insurance policies on these individuals. (See "Schedule C - Officer and Directors of Web Dream."

MANAGEMENT OF EXPANDING OPERATIONS. Web Dream's ability to manage any future expansion effectively will require it to attract, train, motivate and manage new employees successfully, to integrate new management and employees into its overall operations and to continue to improve its operational, financial and management systems. Web Dream's failure to manage any expansion effectively, including any failure to integrate management and employees or failure to implement and improve financial, operational and management controls, systems and procedures could have a material adverse effect on Web Dream's business, operating results and financial condition. For Web Dream to expand its business operations, it must continue to improve and expand the expertise of its personnel and must attract, train and manage qualified managers and employees to oversee and manage its contemplated expanded operations. It is the intention of Web Dream to significantly expand its existing business operations and management anticipates that significant expansion of its operations will continue to be required in order to address potential market opportunities. Such expansion will subject Web Dream to a variety of risks associated with rapidly growing companies. In particular, Web Dream's growth may place a significant strain on its accounting systems, internal controls and oversight of its day-to-day operations. To manage its growth, Web Dream must implement, improve and effectively utilize its operational, management, marketing and financial systems and train and manage its future employees. These individuals will not have previously worked together and would be required to integrate as a management team. There can be no assurance that Web Dream will be able to manage effectively the expansion of its operations or that Web Dream's current personnel, systems, procedures and controls will be adequate to support Web Dream's operations. Any failure of management to manage effectively Web Dream's growth could have a material adverse effect on Web Dream's business, results of operations and financial conditions. (See "Dependence on and Need for Key Personnel.") Although management intends to ensure that its internal controls remain adequate to meet the demands of further growth, there can be no assurance that its systems, controls or personnel will be sufficient to meet these demands. Inadequacies in these areas could have a material adverse effect on Web Dream's business, financial condition and results of operations.

FLUCTUATIONS IN OPERATING RESULTS. Web Dream may experience significant fluctuations in operating results. These fluctuations may be caused by several factors, many of which are beyond the control of Web Dream. These include: the cost of acquiring and the availability of content; the overall level of demand for content and e-commerce services; seasonal trends in Internet usage and advertising placements; the amount and timing of the payment of fees from webmasters and users; the amount and timing of increased expenditures for expansion of operations, including the hiring of new employees, capital expenditures and related costs; Web Dream's ability to continue to enhance, maintain and support its technology; the introduction of new or enhanced services by Web Dream; price competition or pricing changes in Internet advertising and Internet services such as Web Dream's; technical difficulties, system downtime, system failures or Internet brown-outs; political or economic events and governmental actions affecting Internet operations or content; and general economic conditions and economic conditions specific to the Internet. If one or more of these factors or other factors occur, Web Dream's business could suffer. In addition, because Web Dream only began operating as a corporation in 1998, and because the market for Internet services such as Web Dream provides is new and evolving, it is very difficult to predict future financial results.

ACQUISITIONS. Web Dream intends from time to time to pursue the acquisition of other companies, assets, technologies or product lines that would complement or expand its existing business, although Web Dream has no present commitments or agreements with respect to such acquisitions. Acquisitions involve a number of risks that could adversely affect Web Dream's operating results, including potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees of the acquired companies. Furthermore, acquisitions may involve businesses in which Web Dream lacks experience. Because management has limited experience in acquisitions and Web Dream has no experience in integrating acquired companies or technologies into its operations, there can be no assurance that Web Dream will be able to integrate the operations, products or personnel gained through any such acquisitions without a material adverse effect on Web Dream's business, financial condition and results of operations.

COMPETITION. The Internet adult entertainment industry involves rapid technological change and is characterized by intense and substantial competition. Many of the companies, both domestic and foreign, with which Web Dream will compete are well established, substantially larger and have substantially greater resources than Web Dream. It is also likely that other competitors will emerge in the future. Additionally, Web Dream will compete with other companies that have greater market recognition, greater resources and broader distribution capabilities than Web Dream. Increased competition by existing and future competitors could materially and adversely affect Web Dream's ability to achieve profitability. The adult entertainment business is highly competitive with respect to price, service, location and the professionalism of entertainment. Web Dream will compete with a number of web sites whose names initially may enjoy recognition that exceeds those of Web Dream. Although Web Dream believes that it will compete successfully, there can be no assurance that it will be able to maintain a high level of name recognition and prestige within the marketplace. Moreover, Web Dream's success depends on maintaining a high quality of models, entertainers and editorial content. Competition for nude and/or semi-nude models and entertainers in the modeling and adult entertainment industries is intense. The lack of availability of quality, personable, attractive models and/or entertainers or Web Dream's inability to attract and retain other key employees could adversely affect the business of Web Dream. Web Dream's inability to compete within the industry or maintain a high quality of entertainment could adversely effect an investment in the Shares.

RISK OF ADULT ENTERTAINMENT OPERATIONS. The adult entertainment industry is a volatile industry. The industry tends to be sensitive to economic conditions. When economic conditions are prosperous, entertainment industry revenues increase; conversely, when economic conditions are unfavourable, entertainment industry revenues decline. Customers who frequent adult web sites generally follow trends in personal preferences. Web Dream will continuously monitor trends in its clients' tastes and entertainment preferences so that, if necessary, it can change its operations and services to accommodate the changes in such trends. Any significant decline in general corporate conditions or the economy that affect consumer spending could have a material adverse effect on Web Dream's business.

RISK OF CAPACITY CONSTRAINTS, FILTERS AND SYSTEMS FAILUREs. The performance of Web Dream's online services is critical to its reputation, to Web Dream's services and achieving market acceptance of its online web sites destinations. Any system failure, including network, software or hardware failure, that causes interruption or an increase in response time of Web Dream's online services could result in decreased usage of Web Dream's services and, if sustained or repeated, could reduce the attractiveness of Web Dream's online services to its clients. An increase in the volume of queries conducted through Web Dream's online services could strain the capacity of the software or the hardware employed by Web Dream, which could lead to slower response time or system failures, thereby adversely affecting Web Dream's revenues. Web Dream also faces technical challenges associated with higher levels of personalization and localization of content delivered to users of its online services.

     The process of managing traffic within large, high traffic Internet online services such as Web Dream's is an increasingly important and complex task. Web Dream will rely on both internal and licensed third party inventory management and analysis systems. Web Dream's operations are dependent in part upon its ability to protect its operating systems against physical damage from acts of God, power loss, telecommunications failures, physical break-ins and similar events. The occurrence of any of these events could result in interruptions, delays or cessations in service to users of Web Dream's online services, which could have a material adverse affect on Web Dream's business, results of operations and financial condition.

     A large portion of Web Dream's network infrastructure is located at a single, leased facility in Toronto. Web Dream's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, Internet breakdowns, break-ins, tornadoes and similar events. Web Dream does not presently have redundant facilities or systems or a formal disaster recovery plan and does not carry sufficient business interruption insurance to compensate it for losses that may occur. Services based on sophisticated software and computer systems often encounter development delays and the underlying software may contain undetected errors that could cause system failures when introduced.

     A sudden and significant increase in traffic on any of Web Dream's web sites could strain the capacity of the software, hardware and telecommunications systems deployed or utilized by Web Dream. Web Dream is also dependent upon search engines, web browsers, Internet service providers ("ISPs") and online service providers ("OSPs") to provide Internet users access to Web Dream's web sites. Clients may experience difficulties accessing or using any of Web Dream's web sites due to system failures or delays unrelated to Web Dream's systems. These difficulties may negatively affect audio and video quality or result in intermittent interruption in programming. Any sustained failure or delay could reduce the attractiveness of Web Dream's web sites to its clients. The occurrence of any of the foregoing events could have a material adverse effect on Web Dream's business, results of operations and financial condition.

     Moreover, the prevalence and sophistication of various filtering technologies which is designed to block access to adult sites may increase throughout the Internet and the access to Web Dream's sites may not be available to all who wish to have access.

DEPENDENCE ON CONTINUED GROWTH IN THE USE OF THE INTERNET; DEPENDENCE ON INTERNET INFRASTRUCTURE. Web Dream's future success is substantially dependent upon continued growth in the use of the Internet and, as it relates to Web Dream, in the acceptance and volume of commercial transactions on the Internet. There can be no assurance that the number of Internet users will continue to grow or that commerce over the Internet will become more widespread. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including lack of acceptable security technologies, lack of access and ease of use, congestion of traffic, inconsistent quality of service and lack of availability of cost-effective, high-speed service, potentially inadequate development of the necessary infrastructure, excessive governmental regulation, uncertainty regarding intellectual property ownership or timely development and commercialization of performance improvements, including high speed modems.

     Web Dream's success also depends upon, among other things, the continued development and maintenance of a viable Internet infrastructure to support the continued growth in the use of the Internet. The maintenance and improvement of this infrastructure will require timely development of products, such as high speed modems and communications equipment, to continue to provide reliable Internet access and improved content. The current Internet infrastructure may not be able to support an increased number of subscribers or the increased bandwidth requirements of subscribers and, as such, the performance or reliability of the Internet may be adversely affected. Furthermore, the Internet has experienced certain outages and delays as a result of damage to portions of its infrastructure. Similar outages and delays in the future, including those resulting from Year 2000 problems, could adversely affect the level of traffic on Web Dream's web site destinations. The effectiveness of the Internet may decline due to delays in the development or adoption of new standards and next-generation Internet protocols designed to support increased levels of activity. There can be no assurance that the infrastructure or products or services necessary to ensure the continued expansion of the Internet will be developed, or that the Internet will become a viable commercial medium. If the necessary infrastructure, standards, protocols, products, services or facilities are not developed, or if the Internet does not become a viable commercial medium, Web Dream's results of operations and financial condition could be materially and adversely affected. Even if such infrastructure, standards or protocols or complementary products, services or facilities are developed, there can be no assurance that Web Dream will not be required to incur substantial expenditures in order to adapt its services to changing or emerging technologies, which could have a material adverse effect on Web Dream's business, results of operations and financial condition.

     Moreover, it is anticipated that additional domain levels may be created (such as ".biz" or ".law"). To the extent additional domain levels are added, their existence may greatly increase the level of competition for Web Dream's site destinations.

ONLINE SECURITY RISKS. Despite the implementation of security measures, Web Dream's network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. For example, given the content of Web Dream's web sites, there is an incentive for users ("hackers") to penetrate Web Dream's network security. A party who is able to circumvent security measures could misappropriate proprietary information and, perhaps at least as critically, cause interruptions in Web Dream's Internet operations. ISPs and OSPs have in the past experienced, or may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Web Dream may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by such breaches. Although Web Dream intends to continue to implement industry-standard security measures, there can be no assurance that measures implemented by Web Dream will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to clients accessing Web Dream's web sites which could have a material adverse effect on Web Dream's business, results of operations and financial condition.

RISKS ASSOCIATED WITH BRAND DEVELOPMENT. Web Dream believes that establishing and maintaining brand identity of its web site destinations is a critical aspect for attracting and expanding its targeted Internet-based audience and that the importance of brand recognition will increase due to the growing number of Internet online services. Promotion and enhancement of Web Dream's brands will depend largely on its success in continuing to provide high quality online services, which cannot be assured. If users do not perceive Web Dream's existing online services to be of high quality, or if Web Dream introduces online services or enters into new business ventures that are not favorably received by users, Web Dream will risk diluting its brand and decreasing the attractiveness of its audiences to advertisers. Furthermore, in order to attract and retain subscribers and to promote and maintain its brands in response to competitive pressures, Web Dream may find it necessary to increase substantially its financial commitment to creating and maintaining a distinct brand loyalty among its clients. If Web Dream is unable to provide high quality online services, or otherwise fails to promote and maintain its brands, incurs excessive expenses in an attempt to improve, or promote and maintain its brands, Web Dream's business, results of operations and financial condition could be materially and adversely affected.

RISKS OF TECHNOLOGICAL CHANGE. The market for Internet services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require Web Dream to effectively use leading technologies, continue to develop its technological expertise, enhance its current services and continue to improve the performance, features and reliability of its Internet destination. Changes in network infrastructure, transmission and content delivery methods and underlying software platforms and the emergence of new broadband technologies, such as DSL and cable modems, could dramatically change the structure and competitive dynamic of the market. In particular, technological developments or strategic partnerships that accelerate the adoption of broadband access technologies may require Web Dream to expend resources to address these developments. There can be no assurance that Web Dream will be successful in responding quickly, cost effectively and sufficiently to these or other such developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by Web Dream to modify or adapt its web site. A failure by Web Dream to rapidly respond to technological developments could have a material adverse effect on Web Dream's business, results of operations and financial condition.

INTELLECTUAL PROPERTY RISKS. Web Dream regards its trade secrets and similar intellectual property as critical to its success. In that context, Web Dream will rely on a combination of copyright and trademark laws, trade secret protection, confidentiality and non-disclosure agreements and contractual provisions. There is no guarantee that these efforts will be adequate; that Web Dream will be able to secure trademark registrations for all of its marks in Canada, the United States or other countries; or that third parties will not infringe upon or misappropriate Web Dream's copyrights, trademarks, service marks and similar proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate destination of Web Dream's web site destinations. Since trademark and copyright protections are not "self-enforcing", future litigation may be necessary to enforce and protect Web Dream's trade secrets, copyrights and other intellectual property rights.

     Web Dream may also be subject to litigation to defend against claims of infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. If competitors of Web Dream prepare and file applications in the United States or Canada that claim trademarks used or registered by Web Dream, Web Dream may oppose those applications and be required to participate in the proceedings before the United States Patent and Trademark Office or Canadian Intellectual Property Office to determine the priority and scope of rights to the trademark, which could result in substantial costs to Web Dream. An adverse outcome could require Web Dream to license disputed rights from third parties or to cease using such trademark. Any litigation regarding Web Dream's proprietary rights could be costly and divert management's attention, result in the loss of certain of Web Dream's proprietary rights, require Web Dream to seek licenses from third parties and prevent Web Dream from selling its services, any one of which could have a material adverse effect on Web Dream's business, results of operations and financial condition. (See "Liability for Internet Content" and "Government Regulation and Legal Uncertainty.")

     Web Dream intends to pursue the registration of its trademarks based upon anticipated use internationally. There can be no assurance that Web Dream will be able to secure adequate protection for these trademarks in foreign countries. Many countries have a "first-to-file" trademark registration system and thus Web Dream may be prevented from registering its marks in certain countries if third parties have previously filed applications to register or have registered the same or similar marks. It is possible that competitors of Web Dream or others will adopt service names similar to Web Dream's, thereby impeding Web Dream's ability to build brand identity and possibly leading to customer confusion. In addition, there could be potential trademark or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of "Web Dream" and other marks of Web Dream. The inability of Web Dream to protect its marks adequately could have a material adverse effect on Web Dream's business, results of operations and financial condition.

LIABILITY FOR INTERNET CONTENT. As a distributor of Internet content, Web Dream faces potential liability for negligence, copyright, patent, trademark infringement, defamation, indecency, disparagement and other claims based on the nature and content of the materials that it transmits. Such claims have been brought, and sometimes successfully pressed, against Internet content distributors. In addition, Web Dream could be exposed to liability with respect to the content or unauthorized duplication or transmission of content. Although Web Dream will maintain general liability insurance, Web Dream's insurance may not cover potential claims of this type or may not be adequate to indemnify Web Dream for all liability that may be imposed. In addition, although Web Dream generally requires its content providers to indemnify Web Dream for such liability, such indemnification may be inadequate. Any imposition of liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification by a content provider could have a material adverse effect on Web Dream's business, results of operations and financial condition.

GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES. Since few laws or regulations currently are directly applicable to access or commerce on the Internet, Web
Dream is not subject to direct government regulation, other than regulations applicable to business generally. However, a number of legislative and regulatory proposals are under consideration by federal, provincial, local and foreign governmental organizations and, as a result, a number of laws or regulations may be adopted with respect to Internet user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership. It is also uncertain as to how existing laws will be applied to the Internet in areas such as property ownership, copyright, trademark, trade secret, obscenity and defamation. The adoption of new laws or the adaptation of existing laws to the Internet may decrease the growth in the use of the Internet, which could in turn decrease the demand for Web Dream's online services, increase the cost of Web Dream doing business or otherwise have a material adverse effect on Web Dream's business, results of operations and financial condition.

     Web Dream intends to collect sales or other taxes with respect to the sale of services or products in states and countries where Web Dream believes it is required to do so. One or more states or countries have sought to impose sales or other tax obligations on companies that engage in online commerce within their jurisdictions. The United States Congress has passed a temporary moratorium on taxing commerce on the Internet. A change in the current U.S. federal exemption or successful assertion by one or more states, provinces or countries that Web Dream should collect sales or other taxes on products and services, or remit payment of sales or other taxes for prior periods, could have a material adverse effect on Web Dream's business, results of operations and financial condition.

     The Communications Decency Act of 1996 (the "CDA") was enacted in 1996 in the United States. Although those sections of the CDA that, among other things, proposed to impose criminal penalties on anyone distributing "indecent" material to minors over the Internet were held to be unconstitutional by the U.S. Supreme Court, there can be no assurance that similar laws will not be proposed and adopted at the state or federal level. Although Web Dream does not distribute the types of materials that the CDA may have deemed illegal, the nature of such similar legislation and the manner in which it may be interpreted and enforced cannot be fully determined, and legislation similar to the CDA could subject Web Dream to potential liability, which in turn could have an adverse effect on Web Dream. Moreover, such laws could also damage the growth of the Internet generally and decrease the demand for Web Dream's products and services, which could adversely affect Web Dream's business, results of operations and financial condition.

YEAR 2000 COMPLIANCE. The Year 2000 issue involves the potential for system and processing failures of date-related data resulting from computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that contain time-sensitive software may recognize "00" as the year 1900, rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions and invoices or engage in similar ordinary business activities. Web Dream believes that its Internet software and hardware systems will function properly with respect to dates in the Year 2000 and thereafter. Nonetheless, there can be no assurance in this regard until such systems are operational in the Year 2000. Web Dream is in the process of contacting all of its significant suppliers to determine the extent to which Web Dream's interface systems are vulnerable to those third parties' failure to make their own systems Year 2000 compliant. Accordingly, to the extent the systems of Web Dream's suppliers and clients are not fully Year 2000 compliant, there can be no assurance that potential system interruptions or the cost necessary to update software will not have a material adverse affect on Web Dream's business, results of operation or financial condition.

CYCLICALITY. Subscription revenues of Web Dream, as well as those of the media generally, are often cyclical and dependent upon general economic conditions. Management believes, however, that Web Dream's pricing strategies, distribution, production cost structure, marketing strategy and management's experience mitigate, to some degree, the effects of an economic downturn to the extent such downturn is regional.

5.   PURPOSE  AND  EFFECT  OF  THE  PROPOSED  ACQUISITION

     The board of directors of the Corporation has concluded that the Proposed Acquisition would be in the best interests of the Corporation and its shareholders after considering a number of factors including but not limited to:

     (a) as at September 30, 1999, the Corporation had a cash position of $75,077; and

     (b)  the  depressed  state  of capital markets for junior resource issuers.

     After comprehensive negotiations with the representatives of the shareholders for shares of Web Dream, all of whom are at arm's length to the Corporation, the Corporation offered to acquire the Web Dream Shares on the basis of two post-consolidated common shares of the Corporation for each Web Dream Share. Management of the Corporation determined to issue securities of the Corporation, namely post-consolidated common shares with respect to the acquisition of the Web Dream Shares based on a deemed issue price of $0.25 per post-consolidated common share. The deemed issue price was arrived at by the management of the Corporation, after calculation of the negative net book value per share of the Corporation based upon the March 31, 1999 audited balance sheet which shows a deficit of $2,292,146, and after consideration of the trading history of the shares of the Corporation as recorded on The Canadian Dealing Network Inc. (see Trading Range of the Common Shares.)

     In determining to issue post-consolidated common shares at an issue price of $0.25 per post-consolidated share, the directors of the Corporation considered that the lack of volume and frequency of trading in the shares of the Corporation did not reliably indicate the fair value of the Corporation's shares. The directors of the Corporation considered that the value of the Corporation was represented primarily by its status as a reporting issuer in the Provinces of Alberta and Ontario. Informal comparative analysis of the prices paid for so-called "shell" reporting issuers indicated a fair value ranging from $300,000 to $600,000. Accordingly, the directors considered that the Corporation had a fair value of approximately $500,000, resulting in a value per share of $0.02.

     Discussions with the representatives of the shareholders of Web Dream, conducted at arm's length, confirmed the analysis of the directors of the Corporation, resulting in the entering into of the Acquisition Agreement whereby the Corporation agreed to acquire all of the Web Dream Shares, issued and to be issued, in consideration of the issuance by the Corporation of post-consolidated common shares at a price of $0.25 per post-consolidated common share.

     For the last several years, the Corporation has experienced continuing operational losses and has written down the value of its mining properties. The junior mining sector in Canada and the world has experienced a significant downturn in activity due to low commodity prices and low gold prices. In addition, the Corporation has been unsuccessful in raising additional equity capital or securing alternative financing sources.

     As a result of the Corporation's inactivity, it was determined, therefore, that it would be in the best interests of the Corporation and its shareholders to seek out new business opportunities. The Board was presented with the opportunity to consider combining the operations of the Corporation and Web Dream through the Proposed Acquisition. Management of the Corporation entered into negotiations with Web Dream and its shareholders relating to the takeover by the Corporation of Web Dream, which may also be characterized as a reverse takeover of the Corporation by the shareholders of Web Dream. The Corporation and Web Dream agreed to conclude a transaction conditional upon, among other things, Web Dream having raised equity of not less than $450,000 and shareholders of the Corporation approving the transaction. As at the date of this Management Information Circular, Web Dream has raised $453,418.

     Management of the Corporation's analysis concludes that, considering the risks and the other factors described elsewhere herein, the Proposed Acquisition is in the best interests of the Corporation and fair to its shareholders generally.

     If the Proposed Acquisition is approved, the nature of the Corporation's activities will change to a holding company whose wholly-owned subsidiary carries on the business of an adult entertainment content and Internet service provider as well as an adult membership site operator.

Recommendation of the Board  of  Directors
------------------------------------------

     In assessing the Proposed Acquisition and making the determination to recommend the approval thereof to the shareholders of the Corporation, the board of directors of the Corporation, among other things, has considered:

     (a) the prospects and opportunities currently available to the Corporation;

     (b) the audited financial statements of the Corporation as at March 31, 1999 and the unaudited financial statements for the six months ended September 30, 1999, attached hereto;

     (c) the audited financial statements of Web Dream as at August 31, 1999 and August 31, 1998, attached hereto as Exhibit I to Schedule "C";

     (d) the Pro Forma Consolidated Balance Sheet and compilation report prepared by Silver Gold Glatt & Grosman, Chartered Accountants, attached hereto as Exhibit II to Schedule "C"; and

     (e)  the  description  of  Web  Dream  in  Schedule  "C".

Shareholder  Approval
---------------------

     A copy of the proposed resolution is attached to this information circular as Schedule "B". The board of directors recommends that shareholders vote FOR approval of the Proposed Acquisition. In the event that the shareholder approval is not obtained, the acquisition of Web Dream will not occur. PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE APPROVAL OF THE PROPOSED ACQUISITION UNLESS A SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE VOTED AGAINST SUCH RESOLUTION. To be approved at the Meeting, the resolution must be approved by the affirmative vote of at least a majority of the votes cast by holders of common shares present in person or by proxy, at the Meeting.

MANAGEMENT  OF  THE  CORPORATION  FOLLOWING  THE  PROPOSED  ACQUISITION

If the Proposed Acquisition is completed, it is anticipated that the number of the directors of the Corporation will be increased to five members. The current members of the Board of Directors of the Corporation will resign, seriatim, in favour of the following individuals who will be the directors and officers of the Corporation:

NAME AND MUNICIPALITY
OF  RESIDENCE                                             POSITION(S) TO BE HELD
-------------                                             ----------------------

John  A.  van  Arem                                     President and a director
Toronto,  Ontario

Anthony  Korculanic                                Vice-President and a director
Toronto,  Ontario

Hubert  J.  Mockler                                                     Director
Toronto,  Ontario

Brian  Usher-Jones                                                      Director
Toronto,  Ontario

Sean  Husvar                                                            Director
Buffalo, New York

     The  following  is  a  brief  description  of  the  above  individuals:

     Mr. van Arem has been the President and a director of Web Dream since February 1998. He grew up in Holland where he studied at the nautical college. He came to Canada in 1986 where he started his own construction company. The years 1990 and 1991 were difficult for many companies in the construction industry and there were not sufficient projects to sustain 30 employees. After meeting Mr. Korculanic, they founded Blurb (see below). Then in 1996 they formed a partnership to start Web Dream.

     Mr. Korculanic is the Secretary, Executive Vice President and a director of Web Dream. He has been Web Dream's Executive Vice President since February, 1998. He received an architectural degree in 1988 and worked on such projects as Sky Dome (Toronto), Metro Hall (Toronto) and the World Exchange Towers (Ottawa). Employed at Brisbin Brook Beynon Architects for four years he eventually became CAD Manager where he obtained both computer and managerial experience. He was a co-founder of Blurb Magazine which was a highly innovative Teen tabloid in the Toronto area. In 1996 he formed a partnership with Mr. van Arem to start Web
Dream.  He  is  employed  by  the  Company  on  a  full-time  basis.

     Mr. Mockler is the president of Storimin Resources Limited. He is also President and a director of Canuc Resources Corporation, a mineral exploration company and a director of Equisure Financial Network Inc.

     Mr. Usher-Jones is a director of Xplore Technologies Inc. Prior thereto he was a merchant banker from 1995 to the present. From September to December 1994 he was the president of MB Capital Corporation and from June 1993 to September 1994 he was president of Thomson Kernaghan & Co. Ltd.

     Mr. Husvar is the Chairman and CEO of EdgeNet, Inc. an Internet design firm. He is also the co-founder and Chairman of Chek, Inc., a leading provider of business and consumer e-mail outsourcing solutions for over 150 major brand and media companies including Budweiser, The PGA, K-Mart and Corel Corporation.

PRO  FORMA  CONSOLIDATED  CAPITALIZATION

     For accounting purposes, the business combination resulting from the Proposed Acquisition will be treated as a reverse take-over of the Corporation by Web Dream Shareholders. The following table sets forth the unaudited pro forma consolidated capitalization of the Corporation as at October 1, 1999 as if the completion of the Proposed Acquisition had occurred on October 1, 1999. This table should be read in conjunction with the unaudited pro forma financial statements of the Corporation (and related notes) attached to this Circular as exhibit  II  to  Schedule  "C".

                                                           Outstanding as at
                                                           October  1,  1999
                                                           -----------------

          Shareholder's  Equity
               Common  Shares                                       $967,951
                  (authorized-unlimited)                (30,067,933  shares)
               Deficit                                              $130,745
                                                                    --------

          Total Shareholder's Equity                                $837,206
                                                                    --------

PRINCIPAL  SHAREHOLDERS  FOLLOWING  THE  PROPOSED  ACQUISITION

     If the Proposed Acquisition is completed, no person or company will, to the knowledge of management of the Corporation, beneficially own, directly or indirectly, or exercise control or direction over more than 10% of the issued and outstanding common shares of the Corporation other than as set forth below:

NAME OF SHAREHOLDER  NUMBER OF SHARES  % OF ISSUED SHARES
-------------------  ----------------  ------------------
John A. van Arem            9,600,000                31.9%
Anthony Korculanic          8,000,000                26.6%

II.  CHANGE  OF  NAME

     If the Proposed Acquisition is completed, it is proposed that the name of the Corporation be changed to "Digital Rooster.com Inc.". If "Digital Rooster.com Inc." is unacceptable to the regulatory authorities, management of the Corporation will attempt to find a name which is acceptable to the regulatory authorities and which the directors of the Corporation determine in their sole discretion best identifies the Corporation's activities.

     A copy of the proposed special resolution is attached to this information circular as Schedule "D". In order to pass the special resolution amending the articles of the Corporation, at least two-thirds of the votes cast by holders of common shares, present in person or by proxy, must be voted in favour of the special resolution. If this special resolution is duly passed at the Meeting, the directors intend to file Articles of Amendment giving effect to the change of name with the Ontario Ministry of Consumer and Commercial Relations. The resolution permits the directors to revoke the resolution in whole or in part without further approval by the shareholders at any time prior to effecting the name change by filing Articles of Amendment, if in their discretion it is deemed desirable to do so.

     If the special resolution amending the Articles does not receive the requisite approval, the Articles will remain unchanged. PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE APPROVAL OF THE ABOVE AMENDMENT TO THE ARTICLES OF INCORPORATION UNLESS A SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE VOTED AGAINST SUCH RESOLUTION.

III. CONSOLIDATION  OF  COMMON  SHARES

     In connection with the Proposed Acquisition, shareholders will be asked to consider and if deemed advisable, approve and confirm with or without variance, a Special Resolution, the text of which is set forth in Schedule "E" annexed hereto, to authorize the Corporation to amend its Articles of Incorporation by consolidating the issued and outstanding common shares of the Corporation on the basis of one (1) new common share for twelve (12) existing common shares, such that the existing 24,815,191 common shares of the Corporation will be consolidated into approximately 2,067,933 issued and outstanding common shares without par value, subject to the elimination of fractions. Fractional shares will not be issued and where a fraction results from the consolidation of the issued and outstanding common shares, the higher number of shares will be issued.

     The consolidation of the common shares will not affect the aggregate adjusted cost base to a holder of all his common shares for purposes of Canadian federal income tax. However, the adjusted cost base per share will be increased by a factor of twelve. There will not be any other tax consequences to Canadian resident holders of common shares for purposes of the Income Tax Act (Canada).

     ISSUE  OF  NEW  SHARE  CERTIFICATES

     Upon filing of Articles of Amendment of the Corporation, the currently outstanding common shares of the Corporation will be consolidated into new common shares and the name of the Corporation will be changed as set out above. To obtain a new share certificate evidencing common shares after the amendment is effective, holders of common shares must tender their certificates evidencing shares held by them. For this purpose, following the approval and filing of Articles of Amendment, shareholders will receive a letter of transmittal which they will be required to complete and return to the Corporation in order to obtain a new share certificate.

     If the special resolution amending the Articles of Incorporation does not receive the requisite approval, the Articles of Incorporation will remain unchanged and the Corporation will be unable to complete the acquisition of all of the issued and outstanding shares of Web Dream as described herein. PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE APPROVAL OF THE ABOVE AMENDMENTS TO THE ARTICLES OF INCORPORATION UNLESS A SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE VOTED AGAINST SUCH RESOLUTION.

IV.  AMENDMENT  TO  STOCK  OPTION  PLAN

INCREASE  IN  MAXIMUM  NUMBER  OF  COMMON  SHARES

     Shareholders of the Corporation, at the special meeting of shareholders held on March 31, 1997, approved the adoption of a stock option plan for the Corporation (the "Plan"). The Plan provides for the grant of stock options by the Board to directors, officers, and employees of, and consultants to, the Corporation and its subsidiaries, and any employee of any management company providing services to the Corporation. The Plan provides that the maximum aggregate number of common shares of the Corporation that may be issued pursuant to the exercise of options granted under the Plan (the "Maximum Number") is 2,500,000. The Corporation has issued and outstanding 24,815,191 Common Shares (see "Voting Securities and Principal Holders Thereof").

     In accordance with the requirements of the terms of the Proposed Acquisition, the Board, by resolution passed, subject to and conditional upon receipt of shareholder approval and the completion of the Proposed Acquisition, an amendment to the Plan to increase the Maximum Number from 2,500,000 to 3,000,000 post-consolidated common shares. The Proposed Acquisition contemplates the issuance by the Corporation to the Web Dream Shareholders of up to 28,000,000 post-consolidated common shares (see "The Proposed Acquisition - Details of the Acquisition"). As a result, if the Acquisition is completed, the Corporation will have issued and outstanding 30,067,933 post-consolidated Common Shares. The proposed new Maximum Number will therefore represent approximately 9.98% of the Common Shares which will be outstanding following the Acquisition.

     As the said amendment to the Plan was made subject to shareholder approval (shareholder approval also being required pursuant to Ontario securities regulation), shareholders of the Corporation will be asked at the Meeting to consider and, if thought advisable, to approve, confirm and ratify by means of an ordinary resolution, the said amendment to the Plan. The resolution shareholders will be asked to approve is attached to this Circular as Schedule "F". To be approved, the resolution must be passed by a majority of the votes cast by shareholders at the Meeting in respect of this resolution. UNLESS OTHERWISE SPECIFIED, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY WILL VOTE FOR THE RESOLUTION.

V.   APPOINTMENT  OF  AUDITORS

     Proxies received in favour of management will be voted in favour of the appointment of Hilborn Ellis Grant LLP, Chartered Accountants, as auditors of the Corporation to hold office until the next annual meeting of shareholders and the authorization of the directors to fix their remuneration, unless the shareholder has specified in the proxy that the shares are to be withheld from voting in respect thereof.

     In the event shareholders approve of the Proposed Acquisition and the acquisition is completed, Hilborn Ellis Grant will resign as auditors of the Corporation and Silver Gold Glatt & Grosman LLP, Chartered Accountants, will be appointed as auditors of the Corporation in their place. In accordance with the provisions of National Policy #31, annexed to this information circular as Schedule "G" is confirmation (the "Confirmation") that the notice of the Corporation (the "Notice") to Hilborn Ellis Grant and Silver Gold Glatt & Grosman (the "Letters") to the applicable securities regulators stating their agreement with the Notice have been reviewed by the audit committee and board of directors of the Corporation. Each of the Notice and the Letters is an exhibit to the Confirmation. The Confirmation will only be filed with the applicable securities regulatory authorities upon completion of the Proposed Acquisition, the resignation of Hilborn Ellis Grant, and the appointment of Silver Gold Glatt & Grosman.

                                     GENERAL

     All matters referred to herein for approval by the shareholders require a simple majority of the shareholders voting, in person or by proxy, at the Meeting of the shareholders, except for the special resolutions to change the name of the Corporation and to consolidate all the issued and outstanding common shares of the Corporation on the basis of one (1) share for every twelve (12) shares which require approval by at least two-thirds (2/3rds) of the votes cast at the Meeting.

                                  MISCELLANEOUS

     The management of the Corporation knows of no amendments, variations or other matters which are likely to be brought before the Meeting. HOWEVER, IF ANY AMENDMENTS, VARIATIONS, OR OTHER MATTERS OF WHICH THE MANAGEMENT IS NOT NOW AWARE ARE PROPERLY PRESENTED TO THE MEETING FOR ACTION, IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY TO VOTE SAID PROXIES IN
ACCORDANCE  WITH  THEIR  JUDGEMENT  ON  SUCH  MATTERS.

                                   CERTIFICATE

Dated:  November  12,  1999

     The undersigned hereby certify that the contents and the sending of this Management Information Circular have been approved by the directors of the Corporation. The foregoing and the Schedules which are attached to and form part of this Management Information Circular, to the extent the foregoing and the Schedules relate to the Corporation, contain no untrue statement of a material fact and do not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. The foregoing, to the extent that it relates to the Corporation, constitutes full, true and plain disclosure of all material facts relating to the particular matters to be acted upon by the security holders concerning the Corporation.

     This  information  is  given  as  at  November  12,  1999.

     (Signed) Hubert  J.  Mockler                 (Signed) France Crawford
              President and                              Secretary
              Chief Executive Officer

                             ON BEHALF OF THE BOARD

     (Signed) Frederick C. Knight                 (Signed)  Harry  Hodge
              Director                                   Director

                                   CERTIFICATE

Dated:  November  12,  1999

     The foregoing and the Schedules which are attached to and form part of this Management Information Circular, to the extent the foregoing and the Schedules relate to Web Dream Inc., contain no untrue statement of a material fact and do not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. The foregoing, to the extent that it relates to Web Dream Inc., constitutes full, true and plain disclosure of all material facts relating to the particular matters to be acted upon by the security holders concerning Web Dream Inc.

     (Signed) John A. van Arem                    (Signed)  Anthony  Korculanic
              President                                 Vice-President

                             ON BEHALF OF THE BOARD

     (Signed)Nick  Laroche                        (Signed)  Johannes  van  Arem
              Director                                   Director

THIS IS SCHEDULE "A" ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF STORIMIN RESOURCES LIMITED TO BE HELD ON DECEMBER 14, 1999 AND ANY ADJOURNMENT THEREOF

                     FINANCIAL STATEMENTS OF THE CORPORATION

                           STORIMIN RESOURCES LIMITED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999




                             HILBORN ELLIS GRANT LLP
                              Chartered Accountants
                                Toronto, Ontario

                                                      STORIMIN RESOURCES LIMITED

================================================================================
AUDITORS'  REPORT
================================================================================



To  the  Shareholders  of
STORIMIN  RESOURCES  LIMITED


We have audited the consolidated balance sheets of STORIMIN RESOURCES LIMITED as at March 31, 1999 and 1998 and the consolidated statements of operations, deficit and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at March 31, 1999 and 1998 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.



Toronto,  Ontario                               (signed) Hilborn Ellis Grant LLP
August  6,  1999                                Chartered  Accountants


                                                                               1
================================================================================
                                                         Hilborn Ellis Grant LLP

STORIMIN  RESOURCES  LIMITED

================================================================================
CONSOLIDATED  BALANCE  SHEETS
================================================================================


March 31, 1999                                             1999          1998
                                                            $             $
ASSETS

Current Assets
     Cash and short-term investments                      122,943       282,329

Mining properties and deferred exploration (note 3)       429,218       694,313
                                                      ------------  ------------
                                                          552,161       976,642
                                                      ============  ============

LIABILITIES

Current Liabilities
     Accounts payable and accrued liabilities              21,930        14,851
     Demand note payable (note 3(b))                       90,000        90,000
                                                      ------------  ------------
                                                          111,930       104,851
                                                      ------------  ------------

SHAREHOLDERS' EQUITY

Capital stock (note 4)                                  2,732,277     2,532,277

Deficit                                                (2,292,146)   (1,660,486)
                                                      ------------  ------------
                                                          440,131       871,791
                                                      ------------  ------------

                                                          552,061       976,642
                                                      ============  ============


Approved  on  behalf  of  the  Board:

                                             (signed) Michael W. Manley Director
--------------------------

                                                (signed) Hubert Mockler Director
--------------------------


2
================================================================================
Hilborn Ellis Grant LLP

                                                    STORIMIN  RESOURCES  LIMITED

================================================================================
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
================================================================================

Year ended March 31, 1999                                      1999       1998
                                                                 $          $
                                                             --------  ---------
Income
     Interest                                                      -       5,020
                                                             --------  ---------

Expenses
     General and administration                               84,887     114,011
     Shareholders' information                                14,305      22,156
     Legal and audit                                          31,619      24,178
     Interest and bank charges                                   849         929
     Write-down of goodwill (note 5)                               -     483,776
     Loss on abandonment of mining properties (note 3)       500,000   1,006,335
                                                             --------  ---------
                                                             631,660   1,651,385
                                                             ========  =========

Net loss for year                                            631,660   1,646,365
                                                             ========  =========

Net loss per share                                             0.025       0.069
                                                             ========  =========

Net loss per share, fully diluted                              0.023       0.047
                                                             ========  =========

================================================================================
CONSOLIDATED  STATEMENTS  OF  DEFICIT
================================================================================

Year ended March 31, 1999                                      1999       1998
                                                                 $          $
                                                            ---------  ---------
Balance, beginning of year                                  1,660,486     14,121

Net loss for year                                             631,660  1,646,365
                                                            ---------  ---------
Balance, end of year                                        2,292,146  1,660,486
                                                            =========  =========


                                                                               3
================================================================================
                                                         Hilborn Ellis Grant LLP

STORIMIN  RESOURCES  LIMITED
============================================================================================
CONSOLIDATED  STATEMENTS  OF  CHANGES  IN  FINANCIAL  POSITION
============================================================================================

Year ended March 31, 1999                                              1999         1998
                                                                        $            $
                                                                    ----------  ------------
CASH PROVIDED BY (USED IN)

Operating activities
     Net loss for year                                               (631,660)   (1,646,365)
     Items not requiring a current cash payment
          Write-down of goodwill (note 5)                                   -       483,776
          Loss on abandonment of mining properties (note 3)           500,000     1,006,335
                                                                    ----------  ------------
                                                                     (131,660)     (156,254)
     Net change in non-cash working capital balances                    7,079         9,851
                                                                    ----------  ------------
                                                                     (124,581)     (146,403)
                                                                    ----------  ------------

Investment activities
     Net investment in mining properties and deferred exploration    (234,905)   (1,480,542)
     Goodwill purchased on acquisition of subsidiaries                      -      (483,776)
                                                                    ----------  ------------
                                                                     (234,905)   (1,964,318)
                                                                    ----------  ------------

Financing activities
     Issuance of common shares                                        200,000     2,239,276
     Increase in demand note payable                                        -        90,000
                                                                    ----------  ------------
                                                                      200,000     2,329,276
                                                                    ----------  ------------

Net increase (decrease) in cash during year                          (159,386)      218,555

Cash and short-term investments, beginning of year                    282,329        63,774
                                                                    ----------  ------------

Cash and short-term investments, end of year                          122,943       282,329
                                                                    ==========  ============


4
================================================================================
Hilborn Ellis Grant LLP

                                                      STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
================================================================================

March  31,  1999

1.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  GENERAL

     a)   BASIS  OF  PRESENTATION

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Old Trafford Capital Corporation, Pizay Investments Inc., Stamswiss Investments Inc., 1032142 Ontario Inc. and 1345969 Ontario Limited. All material inter-company balances, transactions and profits have been eliminated. The basis of accounting for the acquisitions is disclosed in Note 2.

     b)   MINING  PROPERTIES  AND  DEFERRED  EXPLORATION

          The acquisition cost of mining properties and the related exploration costs are deferred on a specific project basis until the commercial viability of a project is determined. Amortization is provided over the estimated productive life of the project once commercial production begins. If a project is abandoned, the accumulated project costs are written off.

     c)   SITE  RESTORATION  COSTS

          The operations of the Company may be subject to certain requirements for future site removal and restoration costs for mining properties. Such costs cannot be reasonably determined. Any costs that may be required for any project undertaken will be charged to earnings as incurred. No current provision has been made in the financial statements.

     d)   FOREIGN  CURRENCY  TRANSLATION

          Monetary items have been translated at the year end rate, non-monetary items have been translated at the historical rate and revenue and expense items have been translated at the rate in effect on the dates the transactions occurred. This methodology applied to the Company's integrated foreign subsidiary, as well as to foreign transactions entered into by the Canadian based companies.


                                                                               5
================================================================================
                                                         Hilborn Ellis Grant LLP

STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)
================================================================================

March  31,  1999

1.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  GENERAL  (continued)

     e)   MEASUREMENT  UNCERTAINTY  AND  FINANCIAL  INSTRUMENTS

          The recoverability of the carrying values for mining properties and deferred exploration expenditures is dependent on the discovery of economically viable reserves and the ability to obtain the necessary financing to complete the development and profitable production of the reserves.

          The fair value of the Company's financial instruments approximates their carrying values unless otherwise stated.

     f)   UNCERTAINTY  DUE  TO  THE  YEAR  2000  ISSUE

          The year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. The effects of the year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or third parties, will be fully resolved. Management believes the year 2000 issue will not have any effect on the Company.


6
================================================================================
Hilborn Ellis Grant LLP

                                                      STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)
================================================================================

March  31,  1999

2.   BUSINESS  COMBINATIONS

     a)   OLD  TRAFFORD  CAPITAL  CORPORATION

          The consolidated financial statements have been prepared on the basis of accounting for the April 1, 1997 business combination of Old Trafford Capital Corporation ("Trafford") and Storimin Resources Limited ("Storimin") as an acquisition by Trafford of Storimin. The acquisition is accounted for as a reverse takeover in accordance with generally accepted accounting principles. In a reverse takeover, the legal parent company, Storimin, is deemed to be a continuation of the legal subsidiary, Trafford. Details of the acquisition accounted for using the purchase method are as follows:

               Storimin common shares prior to acquisition (note 4(b)) 9,885,567
               Consolidation  ratio                                          1:3
                                                                       ---------
               Common  shares  issued  as purchase consideration by
               Trafford                                                3,295,189
                                                                       =========

           Purchase  consideration  as  follows:

               Issuance  of  common  shares  by Trafford (note 4(b))   $284,987
               Less:  fair  value  of  net  assets  of  Storimin       (113,527)
                                                                       ---------
               Excess  purchase  consideration  as  goodwill  (note  5) $171,460
                                                                       ---------

          The purchase required that certain other share capital transactions occur as a condition to completing the acquisition, which resulted in the following issued and outstanding capital stock:

                                                  Number of     Amount
                                                    Shares         $
                                                  ----------  -----------
     Trafford capital stock at March 31, 1997      2,980,001     293,001
     Private placement for cash                    5,000,000   1,200,000
     Purchase of Peru Ventures, S.A. (note 3(f))     275,000       6,000
     Issue costs                                           -    (113,711)
                                                  ----------  -----------
                                                   8,255,001   1,445,290
     Share exchange ratio                                2:1           -
                                                  ----------  -----------
     Capital stock at March 31, 1997 (note 4(b))  16,510,002   1,445,290
                                                  ==========  ===========


                                                                               7
================================================================================
                                                         Hilborn Ellis Grant LLP

STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)

March  31,  1999

2.   BUSINESS  COMBINATIONS  (continued)

     b)   PIZAY  INVESTMENTS  INC.  ("Pizay")

          On November 18, 1997, the Company issued 4,010,000 common shares to the shareholders of Pizay in exchange for all its issued and outstanding shares. The acquisition has been accounted for using the purchase method as follows:

               Issuance  of  4,010,000  common  shares  (note  4(b))  $ 802,000
               Less:  fair  value  of  net  assets  of  Pizay          (494,606)
                                                                      ----------
               Excess  purchase  consideration  as  goodwill (note 5) $ 307,394
                                                                      ----------

     c)   STAMSWISS  INVESTMENTS  INC.  ("Stamswiss")

          During the 1998 fiscal year, the Company acquired 100% of the issued and outstanding shares of Stamswiss for cash consideration, resulting in goodwill of $4,922 (note 5).

     d)   1345969  ONTARIO  LIMITED  ("1345969")

          On March 18, 1999, the Company issued 1,000,000 common shares to the shareholders of 1345969 in exchange for all its issued and outstanding shares. The acquisition has been accounted for using the purchase method, whereby the purchase price approximates the fair value of the net assets acquired as follows:

               Issuance  of  1,000,000  common  shares  (note  4(b))  $  200,000
               Cash  consideration                                        34,905
                                                                      ----------
                                                                      $  234,905
                                                                      ----------

3.   MINING  PROPERTIES  AND  DEFERRED  EXPLORATION

                                 Opening                            Closing
                                 Balance   Additions    Disposals   Balance
                                    $          $            $          $
                                 --------  ----------  -----------  --------
          Northwest Territories   194,313           -           -    194,313
          Golden Boy, Manitoba    500,000           -    (500,000)         -
          Lac Rocher, Quebec            -     234,905           -    234,905
                                 --------  ----------  -----------  --------
                                  694,313     234,905    (500,000)   429,218
                                 ========  ==========  ===========  ========


8
================================================================================
Hilborn Ellis Grant LLP

                                                      STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)
================================================================================

March  31,  1999

3.   MINING  PROPERTIES  AND  DEFERRED  EXPLORATION  (continued)

     a)   NORTHWEST  TERRITORIES

          The  Company  owns  100%  of  52  claims in the Northwest Territories.

          In January 1997, the Company entered into an agreement with Gerle Gold Ltd. whereby the latter could earn a 51% right, title and interest in the property by making exploration expenditures of not less than $390,000 on or before December 31, 1998. This agreement was terminated on December 31, 1998 at no cost or diminution of interest to the Company.

     b)   GOLDEN  BOY,  MANITOBA

          In  October  1997,  the  Company's  wholly-owned  subsidiary,  Pizay
          Investments Inc. ("Pizay"), entered into an agreement with ProAm Explorations Corporation whereby the latter granted Pizay an exclusive option to acquire an undivided 10% interest in the property. The consideration to earn this 10% interest was $100,000 cash, 500,000 shares of Pizay valued at $100,000 and a commitment to incur $600,000 in exploration expenditures over a two year period, subsequent to which a joint venture will be formed. Flow through financing for $210,000 was obtained in 1997 and the balance of the $300,000 first year's commitment was secured by a non-interest bearing demand note payable of $90,000. This agreement was terminated in 1999. All expenditures have been charged to loss on abandonment of mining properties in the 1999 fiscal year.

          The Company and Pizay are disputing legal action initiated by ProAm Explorations Corporation with respect to Pizay's demand note payable, Court Order interest and costs.

     c)   LAC  ROCHER,  QUEBEC

          In March 1999, the Company's wholly-owned subsidiary, 1345969 Ontario Limited, acquired an undivided 50% interest in 166 mining claims (note 2(d)).

     d)   NEVADA

          In January 1997, the Company entered into an agreement to acquire an 80% interest in the Nevada properties for total cash consideration of $376,323.

          In 1998, the Company abandoned further development and the properties reverted back to Golden Nevada Properties Ltd. All expenditures have been charged to loss on abandonment of mining properties in the 1998 fiscal year.


                                                                               9
================================================================================
                                                         Hilborn Ellis Grant LLP

STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)
================================================================================

March  31,  1999

3.   MINING  PROPERTIES  AND  DEFERRED  EXPLORATION  (continued)

     e)   ECUADOR

          In May 1997, the Company entered into an agreement to purchase mining properties from Mingold Export S.A. for U.S. $1,300,000. At March 31, 1998, the Company had made expenditures of $83,854 pursuant to the purchase agreement. Due to issues regarding title to the properties, the Company has abandoned its claim and charged the expenditures to loss on abandonment of mining properties in the 1998 fiscal year.

     f)   PERU

          The Company acquired control of Peru Ventures, S.A. as follows:

               Issuance  of  capital  stock  (note  2(a))              $ 66,000
               Cash  consideration                                       70,753
                                                                       --------
                                                                       $136,753
                                                                       --------

          In 1998, advances of $423,505 were made for exploration expenditures. The Company sold its investment for cash consideration of $14,100, resulting in a net loss on abandonment of mining properties of $546,158 expensed in the 1998 fiscal year.


10
================================================================================
Hilborn Ellis Grant LLP

                                                      STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)
================================================================================

March  31,  1999

4.   CAPITAL  STOCK

     a)   AUTHORIZED

               Unlimited  number  of  common  shares.

     b)   ISSUED  AND  OUTSTANDING

                                                     ------  1999  ------     ------  1998  ------
                                                    Number of     Amount      Number of     Amount
                                                      Shares         $         Shares         $
                                                    ----------  -----------  -----------  ----------
          Balance, beginning of year (note 2(a))    23,815,191   2,532,277    9,885,567      293,001

          Pre-acquisition transactions (note 2(a))
               Private placement for cash                                -                 1,200,000
               Purchase of Peru Ventures, S.A.
                    (note 3(f))                                          -                    66,000
               Issue costs                                               -                  (113,711)

          Consolidation of share capital                     -               (6,590,378)
          Issued to shareholders of Trafford on
               reverse takeover (note 2(a))                  -           -   16,510,002      284,987

          Issued for acquisition of Pizay
               Investments Inc. (note 2(b))                  -           -    4,010,000      802,000

          Issued for acquisition of 1345969
               Ontario Limited (note 2(d))           1,000,000     200,000            -            -
                                                    ----------  -----------  -----------  ----------

          Balance, end of year                      24,815,191   2,732,277   23,815,191    2,532,277
                                                    ==========  ===========  ===========  ==========

     c)   WARRANTS

          Pursuant to the acquisition of Old Trafford Capital Corporation, the Company issued 8,655,000 share purchase warrants, expiring on March 31, 1998, entitling the holders to purchase 8,655,000 common shares at a price of $0.25 per share. On February 26, 1998, the directors of the Company approved the re-pricing of the warrants at $0.15 per share and extended the expiry date to October 31, 1998. The warrants expired and were not exercised.


                                                                              11
================================================================================
                                                         Hilborn Ellis Grant LLP

STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)
================================================================================

March  31,  1999

4.   CAPITAL  STOCK  (continued)

     d)   STOCK  OPTIONS

          On March 31, 1997, the shareholders approved a stock option plan whereby the number of shares which may be issued under the plan shall not exceed 2,500,000 shares. The number of shares which may be reserved for issuance to any one individual shall not exceed 5% of the Company's outstanding shares. Each option entitles the holder to purchase one common share of the Company and has a term not exceeding ten years.

            Number of
             Options,      Options      Options     Number of   Exercise
            Beginning      Granted      Expired      Options,      Price
              of Year  During Year  During Year   End of Year          $    Expiry Date
            ---------  -----------  -----------  ------------  ---------  ----------------

            2,230,000            -     (515,000)    1,715,000       0.20  April 1, 2002
               20,000            -      (20,000)            -       0.20  May 15, 2002
              250,000            -            -       250,000       0.20  October 1, 2002
                    -       60,000            -        60,000       0.06  August 10, 2003
            ---------  -----------  -----------  ------------
            2,500,000       60,000     (535,000)    2,025,000
            =========  ===========  ===========  ============

          No options were exercised during the year. On August 11, 1998, the directors approved a reduction of the exercise price of all options granted at $0.20 to $0.06.


12
================================================================================
Hilborn Ellis Grant LLP

                                                      STORIMIN RESOURCES LIMITED

================================================================================
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)
================================================================================

March  31,  1999

5.   WRITE-DOWN  OF  GOODWILL

                                                          1999          1998
                                                            $             $
                                                        ---------     --------

            Storimin  Resources  Limited  (note  2(a))          -      171,460
            Pizay  Investments  Inc.  (note  2(b))              -      307,394
            Stamswiss  Investments  Inc.  (note  2(c))          -        4,922
                                                        ---------     --------
                                                                -     $483,776
                                                        =========     ========

     The excess purchase consideration arising on the acquisition of subsidiary companies pertained to the investments in mining properties and related development costs. As the mining claims to which goodwill relates were abandoned, the amount has been expensed to operations in the 1998 fiscal year.

6.   INCOME  TAXES

     The Company and its subsidiaries have non-capital losses totalling approximately $608,000 (1998 - $484,000), which can be carried forward to be applied against future taxable income. These losses expire as follows:

               Year of                                    Total
               Expiry                                         $
               ------                                    -------
               2001                                       22,000
               2002                                      139,000
               2004                                      129,000
               2005                                      194,000
               2006                                      124,000
                                                         -------
                                                         608,000
                                                         =======

7.   SUBSEQUENT  EVENT

     On April 1, 1999, the Company amalgamated with its wholly-owned subsidiaries, Old Trafford Capital Corporation, Stamswiss Investments Inc. and 1345969 Ontario Limited. The Company will continue as Storimin Resources Limited.

STORIMIN  RESOURCES  LIMITED
CONSOLIDATED  BALANCE  SHEET
AT  JUNE  30,  1999
(UNAUDITED)

                                                              1999          1998

ASSETS
Current
     Cash and short-term investments                      $    99,772   $   252,095

Mining properties and deferred
     exploration                                              429,118       694,313
                                                          ------------  ------------
                                                          $   528,890   $   946,408
                                                          ============  ============

LIABILITIES

Current
     Accounts payable                                     $    21,410   $    10,116
     Demand note payable                                       90,000        90,000
                                                          ------------  ------------
                                                              111,410       100,116
                                                          ------------  ------------

SHAREHOLDERS' EQUITY

Capital stock                                               2,732,277     2,532,277
Deficit                                                    (2,314,797)   (1,685,985)
                                                          ------------  ------------

                                                              417,480       846,292
                                                          ------------  ------------

                                                          $   528,890   $   946,408
                                                          ============  ============


STORIMIN RESOURCES LIMITED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 1999
(UNAUDITED)
                                                                 1999          1998

Revenue                                                   $         -   $         -
                                                          ------------  ------------

Expenses
     Shareholders' information                                  1,911         2,086
     Legal and audit                                            2,845            59
     General and administration                                17,895        23,354
                                                          ------------  ------------

Loss for the period                                       $    22,651   $    25,499
                                                          ============  ============

Loss per share                                            $     0.001   $     0.001
                                                          ============  ============

CONSOLIDATED STATEMENT OF DEFICIT
FOR THE THREE MONTHS ENDED JUNE 30, 1999
(UNAUDITED)

Balance, beginning of period                              $ 2,292,146   $ 1,660,486
Loss for the period                                            22,651        25,499
                                                          ------------  ------------

Balance, end of period                                    $ 2,314,797   $ 1,685,985
                                                          ============  ============

CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE THREE MONTHS ENDED JUNE 30, 1999
(UNAUDITED)

Cash provided by (used in):

Operating activities
     Loss for the period                                  $   (22,651)  $   (25,499)
Net change in non-cash working
     capital balances                                            (520)       (4,735)
                                                          ------------  ------------
                                                              (23,171)      (30,234)


STORIMIN RESOURCES LIMITED

CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1999
(UNAUDITED)

                                                                 1999          1998

ASSETS

Current
    Cash and short-term investments                       $    75,077   $   217,403

Mining properties and deferred
    exploration                                               429,118       694,313
                                                          ------------  ------------

                                                          $   504,195   $   911,716
                                                          ============  ============

LIABILITIES

Current
    Accounts payable                                      $    17,244   $    11,303
    Demand note payable                                        90,000        90,000
                                                          ------------  ------------

                                                              107,244       101,303
                                                          ------------  ------------

SHAREHOLDERS' EQUITY

Capital stock                                               2,732,277     2,532,277
Deficit                                                    (2,335,326)   (1,721,864)
                                                          ------------  ------------

                                                              396,951       810,413
                                                          ------------  ------------

                                                          $   504,195   $   911,716
                                                          ============  ============


STORIMIN RESOURCES LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999
(UNAUDITED)
                                                                 1999          1998
Revenue
    Gain on foreign exchange                              $         -   $     2,808
                                                          ------------  ------------

Expenses
    Shareholders' information                                   4,167         8,310
    Legal and audit                                             6,106           390
    General and administration                                 32,907        55,486
                                                          ------------  ------------
                                                               43,180        64,186
                                                          ------------  ------------

Loss for the period                                       $    43,180   $    61,378
                                                          ============  ============
Loss per share                                            $     0.001   $     0.001
                                                          ============  ============

CONSOLIDATED STATEMENT OF DEFICIT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999
(UNAUDITED)

Balance, beginning of period                              $ 2,292,146   $ 1,660,486
Loss for the period                                            43,180        61,378
                                                          ------------  ------------

Balance, end of period                                    $ 2,335,326   $ 1,721,864
                                                          ============  ============

CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999
(UNAUDITED)

Cash provided by (used in):

Operating activities
     Loss for the period                                  $   (43,180)  $   (61,378)
Net change in non-cash working
     capital balances                                          (4,686)       (3,548)
                                                          ------------  ------------

     THIS IS SCHEDULE "B" ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF STORIMIN RESOURCES LIMITED TO BE HELD ON DECEMBER 14, 1999 AND ANY ADJOURNMENT THEREOF

                              PROPOSED ACQUISITION

BE  AND  IT  IS  HEREBY  RESOLVED  THAT:

1. the proposed acquisition by the Corporation hereby of all of the issued and outstanding shares of Web Dream Inc. on the terms and subject to the Acquisition Agreement dated November 12, 1999 (the "Acquisition Agreement), be and is hereby authorized and approved;

2. any officer alone or any director alone be and is hereby authorized and empowered to execute, swear to, acknowledge, deliver, file and record the Acquisition Agreement and all other contracts, instruments, agreements, transfers, assignments and any other document on behalf of the Corporation in such form as may be required in order to carry out the purpose thereof; and

3. the Board of Directors be and it is hereby authorized to revoke this resolution and any or all of the actions herein described, notwithstanding the approval by the shareholders of same, at any time prior to the completion thereof, if in the Board's sole discretion, it is in the best interest of the Corporation to do so.

     THIS IS SCHEDULE "C" ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF STORIMIN RESOURCES LIMITED TO BE HELD ON DECEMBER 14, 1999 AND ANY ADJOURNMENT THEREOF

                          DESCRIPTION OF WEB DREAM INC.

GLOSSARY

BANDWIDTH = Term used to describe the quantity of internet access CONTENT = Those services available to paying members of a site, i.e. movies, liveshows
EMBLAZE = A means of streaming video without the need for a plugin MEMBERSHIP SITE = A website to which the end user gets access after giving a credit card or paying by 1 900, 011 or check by web
PLUGIN = A program which is needed to view or listen to certain content, i.e. Vivo movies
SURFER  =  Someone  using  the  Internet  to  visit  different  websites.
VIVO  =  A  Plugin  to  watch  streaming  video  encoded  with  Vivo
WEBMASTER = Someone who operates or is responsible for a website WHOLESALE CUSTOMER = A website (owner) who buys content for their website.

                                 WEB DREAM INC.

     Web Dream Inc. was incorporated by Articles of Incorporation under the Business Corporations Act (Ontario) on February 17, 1998. Prior to its incorporation, the principals of the company, John A. van Arem and Anthony Korculanic operated the business as a partnership. There are no restrictions in the Articles of Incorporation on the business Web Dream may carry on or powers Web Dream may exercise. By Articles of Amendment dated April 16, 1999, Web Dream amended its articles of incorporation to provide that the maximum number of directors shall be ten (10); to increase the authorized capital of Web Dream to include an unlimited number of Class A preference shares, an unlimited number of Class B preference shares and an unlimited number of Special shares; to provide certain restrictions in connection with the transfer of shares of Web Dream; to provide that Web Dream shall have a lien on its shares in connection with the debt of a shareholder, to restrict the number of shareholders of Web Dream; to prohibit any invitation to the public to subscribe for securities of Web Dream and to provide that the holders of fractional shares shall be entitled to exercise voting rights and to receive dividends. By Articles of Amendment dated August 18, 1999, the Common Shares of Web Dream were subdivided on the basis of 10,000 Common Shares for each pre-split Common Share. Web Dream's registered and principal office is located at 366 Bay Street, 11 th Floor, Toronto, Ontario and its telephone number is (416) 815-1771. Web Dream's Web site address is www.webdream.com.

     The offices comprise approximately 4,900 square feet of which approximately 400 square feet are used for sales and marketing activities, 800 square feet for office administration, and 3,700 square feet for production and site operations. The space is leased pursuant to a lease agreement dated July 1, 1998 for a period of three years ending on June 30, 2001.

                              BUSINESS OF WEB DREAM

GENERAL

     Web Dream is an Internet E-commerce adult entertainment destination that provides online upscale adult content including nude and semi-nude models as well as operating its own destination web sites. Web Dream's goals are to brand its web sites as the premiere online adult entertainment destinations and build a significant worldwide community of loyal clients who enjoy Web Dream's unique adult entertainment.

     Web Dream's original content includes photographs, streaming video, audio on demand and video conferencing.

     According to an article entitled "The Sex Industry, Giving the Customer What He Wants" in the February 14, 1998 issue of The Economist magazine, the international adult entertainment industry is characterized as a $US20 billion business. According to Forrester Research, a leading technology research firm listed on NASDAQ, in a report dated October 30, 1998, adult entertainment in the United States is a $US10 billion industry and the Internet-based adult entertainment market generated between $US750 million and $US1 billion in revenues in 1998 with rapid growth expected in the years that follow.

     As the Internet becomes the ubiquitous communications tool, Web Dream believes the Internet adult entertainment market will expand and flourish. For example, after interviewing site operators, banner exchanges and traffic measurement firms, Forrester Research (see above) concluded that (i) the biggest sites have gross incomes of $US100 to $US150 million annually, mostly from subscriptions and a significant annual growth rate; (ii) major credit card processing services confirm that the largest adult entertainment web sites processed $US150 million in 1997 for their adult site clients; and (iii) even medium sized as well as small and mom-and-pop players flourished. Moreover, the report concluded that: (1) "adult entertainment generates $US10 billion a year in the United States. Yet the online marketplace falls under most people's radar; and (2) even with an anticipated shake-out in adult online content, revenue will not likely be affected and, in fact, in its opinion, "big site networks will triple in size"

     Web Dream believes it is among the 10 largest membership sites in the world. Web Dream foresees this market ultimately ending up with little more than a handful of significant players.

     As far as the size of the market is concerned the Internet is still in its infancy and will continue to experience tremendous growth, not only in number of users but especially in dollars spent per user.

     Web Dream believes it can penetrate this marketplace to become a force in this industry.

PRODUCTS  AND  SERVICES

Premium  Adult  Web  Site  Content

     Web Dream's content is one facet of Web Dream's activities. While the more profitable segment of Web Dream's business is from the membership sites it provides, the content segment provides a steady and growing income stream. The following is the current content provided by Web Dream:

- Hot Girls Live - Two live strip rooms including chat where the end user can interact with the girls and ask them to perform certain tasks. This service is sold to other webmasters for use on their members section with the ability for them to personalize it and give it their logo. The first room runs from 10.00 AM to 2.00 AM and the second room runs from 6.00 PM to 6.00 AM. This means that currently the show is live 20 hours a day with 8 hours a day with both rooms live. Many content providers charge members extra for the content. Web Dream was the first of its kind to include it.
- Laura's Condo - A live voyeur feed, which operates 24/6 and follows a woman in her condo, cleaning, working out showering and "playing". The show features "Nude Mondays" where she cleans, cooks and does other chores while naked. The show has a loyal following and continues to appeal to many due to the nature of the feed. The fact that a user can "spy" on someone 24 hrs a day and that you even get to see someone do everyday tasks makes this person really seem like the girl next door. Web Dream has a significant number of people tuning in to watch her sleep.
- Teen Dreams - 2 Young girls live in a house and are filmed 24/7 including taking baths together, playing and having slumber parties with other girl friends.
- XXX Theater - 1,800 XXX movie clips. These are divided in various categories as well as different transfer rates. Through its collaboration with Adults Only Video ("AOV"), the largest chain of adult video stores in North America, Web Dream has access to a library of hundreds of movies with broadcast rights. Web Dream

- adds new content regularly. The movies are presented in Vivo format which requires a plugin download of about 700 Kb.
- Full Length Movies - It is all in the name. Instead of clips people get the whole movie, from beginning to end. Both the XXX Theaters and the Full Length Movies are provided by AOV with which we have a contract to supply the movies in exchange for 1/3 of the revenue generated from this minus the expenses. This deal also includes Hot Girls Live. These movies are streamed in a newer format called Emblaze which does not require a plugin.
- Thumbnail Indexed Pictures - This gallery has over 12,000 pictures in different categories. Web Dream provides these pictures from CV productions. They shoot all their own pictures and Web Dream purchases them on a fixed amount per picture per month with the right to resell this online as a service. This means webmasters pay Web Dream a certain amount per month for which Web Dream gives their customers access to its picture database.
- Japanese hardcore - 200 Full length Japanese hardcore movies which number is growing rapidly.

     In all these scenarios Web Dream provides the complete setup, servers (computers), bandwidth (internet access), customer support, updates and related services. Wholesale customers merely have to provide a link to Web Dream's content from a members protected area.

     Management believes that Web Dream membership sites will be the source of growth in the future. They consist of:

-    Sinteens.com  - This site will be the main entry point in the 5 for 1 deal.
-    Sinusa.com  -  One  of  the  5  for  1  sites featuring mainstream content.
-    Voyeurhouse.com  -  This  sites  features  live  voyeur  feeds.
- Adulttheater.com - The fourth of the 5 for 1 sites with more mainstream content.
-    Teeneagles.com  -  One  more  teen site as the 5 th and final 5 for 1 site.
- Studtheater.com - This is a gay site which allows access to this market as well.

     Unlike most companies which either provide content to web sites or have a web site where they buy content, Web Dream not only specializes in both fields but also management believes it has become a trusted name within the industry.

(2) Eliminate Online Inconveniences: Web Dream seeks to eliminate the online inconveniences associated with enjoying adult content on the Internet. First, Web Dream will not place any click through advertising on its web site. (These ads often tempt consumers to "free pics" but they actually lead to absolutely nothing free - not only a hassle, but also a rude "bait and switch" deception). Second, Web Dream will not manipulate the "back" key in the web browser. This annoying manipulation re-opens the last site when the viewer tries to exit through the "back" key. For example, if a person is viewing an adult content web site and someone walks in by surprise, he can not exit the site by pressing the "back" key because it reloads the last web site he was visiting. Instead, the person must close and exit the browser program altogether, an annoying inconvenience. Third, Web Dream will not place any data files on its members' or visitors' hard drives ("cookies") in order to obtain information for Web Dream's benefit.

CORPORATE  STRATEGY

     Web Dream believes very strongly in technical, financial, business and moral excellence. To secure a stable future for all those connected with Web
Dream  management  has  set  the  following  long  term  goals:

     Management believes that the present worldwide market is estimated at $US6 billion. Web Dream's goal for market share is 3%.

     Like any other industry there are many companies in this industry sector for the short term. Web Dream wants, and is developing the "trustworthy" name in the industry. With prompt and honest promises management is committed to developing a long lasting bond with its clients and to establish a recurring membership base of 750,000 web site members.

     Web Dream plans to achieve these levels by increasing productivity by investing in promotions and advertising and pursuing the following steps:

     1.   Budget  for  complete  advertising  campaign.

     2. Implement promotional plans for Dream Bucks (Partnership Program) which is the most lucrative program available to webmasters today.

     3.   Automation  of  "End  User"  promotions.

     4.   Introduction  of  new  web  site  content.

     5.   Increase  customer  service.

     6. Implement Web Site promotion plans including "Live and Interactive" sign up pages.

HUMAN  RESOURCES

     Web  Dream  has  50  employees  made  up  of  the  following:

     - Lex van Arem (President) & Anthony Korculanic (Executive vice president)
     -    2  full  time  graphic  designers
     -    3  full  time  programmers  /  technical  support
     -    2  full  time  sales  people
     -    1  full  time  administrative  person
     -    2  full  time  bookkeepers
     -    1  full  time  HTML  programmer  /  webmaster
     -    1  full  time  general  manager  for  the  live  shows
     -    3  full  time  assistant  managers  for  the  live  shows
     -    2  part  time  assistant  managers  for  the  live  shows
     -    19 female  live  performers
     -    12 male  live  performers
             There are no collective bargaining agreements in effect. Web Dream enjoys good relations with its employees. Employees receive an industry competitive package of benefits.

COMPETITION

     The company's three main competitors Interactive Gallery, Internet Entertainment Group and Python Video, are based in the United States. All three have been in business for at least three years and have favourable reputations. These companies also provide content and operate membership sites.

     In total there are about 10 companies which provide content on a large scale that may be considered competitors and operate membership sites, placing Web Dream in a very select group.

COMPETITIVE  ADVANTAGES

     Web Dream believes it will differentiate and distance itself from the competition by offering a variety of unique products and services including, subscription-based membership for access to the web sites' contents (including an online library of original adult content) and developing new web sites and content to keep abreast of market demands.

Web  Site  Membership

     Through Web Dream innovation and teamwork Web Dream has been able to implement many new ideas that help market its web sites on line.

- End user promotion where clients assist in Web Site marketing by offering many incentives. This is a first in this industry.
-    Offering  its  "5  for  1"  site  access  to  improve  client  retention.
-    Offering  a  3  day  trial  period  to  reduce  charge  backs.
- Developed a live and interactive sign up page. A live video and chat feed on the sign up page where a girl would make commission based on how many sign ups she has produced.
-    Unparalleled  customer  service,  which  by  contrast,  is  innovative.
-    Increase  selection  by  offering  multiple  niche  market  sites.
- Offering multiple methods of payment, like; Credit Card, 1-900, Checks by Web, Long Distance Phone Billing.
- Efficient utilization of traffic flow with multiple sites helps increase sign-up ratio.
- Reduced overhead by trading content with other content providers for membership sites.

     Management believes that the distinctive competitive advantages which Web Dream brings to this market are:

- Experience in this market. Web Dream has 4 years of hands-on experience in this industry during which time Web Dream has learned refined and reworked its operating strategy.

- Philosophy of Web Dream. Web Dream's philosophy is not only to provide a superior product but also to provide superior customer service.

- To provide access to a variety of sites for the price of one. Through research Web Dream has determined that just a slight increase of usage when a client has access to five sites as opposed to one site provides access to 400% more for about 2 - 3% additional cost to Web Dream. This also allows us to offer 5 different "faces" to Company promotions, offering membership to one site and if that does not get excite patrons, Web Dream offers a different look.

- By offering a high pay out and honest and prompt payments to Web Dream's partners, Web Dream has created a strong webmaster program. The average webmaster knows what is available as far as partnership programs and can therefore be very selective. Management believes that its product is the best in the industry.

Web  Site  Content

          Web Dream has also developed innovative content ideas and continues to do so. These initiatives have included the following:

- The inclusion of chat with live feeds instead of having members pay extra for it. Management recognized that members were less and less inclined to pay extra for services over and above their membership fees.
-    "Big  Screen"  video  on  line.
-    Thumbnailed  pictures  as  a  service  to  webmasters
- A "budget package" which used a bandwidth limiter and allowed small sites to buy content consisting of 2 live feeds, more than 12,000 pictures, full length movies and a library of over 1,800 movie clips for $US495 per month.

          The distinctive competitive advantages which Web Dream brings to this market are:

          Experience in this market. The principals of Web Dream have 4 years of hands on experience in this industry. As explained above that means Web Dream has gone through a lot of trial and error in order to attain its current position.

          Strategic alliances provide superior top line content with full electronic broadcast rights which normally can cost tens of thousands of dollars per movie. Web Dream's alliances with AOV & CV productions have allowed Web Dream to compete with the large production houses as far as movie and picture content.

-    Superior  customer  service.
- Innovative options for end user specification such as 3 different broadcast speeds, 3 different movies screen sizes, dozens of different categories and a Java indexed photo gallery for easy navigation.
- Unprecedented "up time" of 99.98%. Many people in this industry have frequent technical difficulties. Web Dream has taken the initiative to have a quality infrastructure and is recognized by its customers as one of the most reliable sources.
- Supplying a variety of content for all needs. Web Dream regularly adds new content and new features to stay on the cutting edge.
- Offering different options for pricing to accommodate all sizes of web sites. Web Dream was the first company of its kind to introduce a "budget" package whereby customers were offered content which was served up through special "choking" software to ensure only limited availability of bandwidth which in turn allowed us to bring this at a competitive price to smaller sites.

Pricing

          Web Dream's content including its live feeds, voyeur feeds, digitized videos and picture database, have been priced competitively. Management believes that the range of content gives Web Dream an advantage over most companies providing content. There are approximately 10 large content providers, of which Web Dream is one.

          Content is priced based on package choice and bandwidth (consumption). Prices range from $US295 to $US7,500 per month

Membership  sites

          Trial memberships are offered for $US2.95 for three days. Web Dream's membership sites range in pricing from $US27.95 to $US29.95 per month which is charged recurring unless the end user cancels.

Service

          The above pricing structure was established based on market research. Web Dream's efforts are focused on providing top quality service. While pricing points are important, management has determined that quality products and service are more important than low pricing. Web Dream's objective is to provide quality to both our wholesale (content) customers and our retail (membership) customers.

Markets

Wholesale  service

          Although the Internet is the buzzword and many mainstream companies are jumping onboard, the adult industry is still for the largest part the only industry generating profits online. Hundreds of adult web sites are starting up daily. Although most are small enterprises, there is an increasing number of companies that are well funded. More and more seasoned business people are getting in to the industry to capitalize on the profitability of it. Web Dream's customer base is spread over 6 continents, although most of them are located in North America. Wholesale customers pay anywhere from $US295 to $US7,500 per month.

Membership  services

     Retail customers also come from all corners of the world. Web Dream's web sites are presented as a special deal, where if you join one you get access to all. Besides Web Dream's own content for its members, Web Dream also offers content from many other content providers. By exchanging content, Web Dream has an inexpensive way to offer additional content.

     Web Dream is also adding a live show using its own models to offer just to its members adding another reason for membership loyalty. These will be hosts and hostesses for specific sites.

     Retail customers pay either $US27.95 or $US29.95 per month. There is a three-day trial for $US2.95. All memberships are billed recurring.

GROWTH  STRATEGY

Wholesale  service

          Web Dream is forming strategic alliances to further increase growth. These alliances include sharing customer information with a select few other content providers as well as paying out referral bonuses to webmasters for sending third parties to Web Dream. Working together with companies like 3 rd party Credit Card processors to provide them with leads for people who call us requesting 3 rd party billing, Web Dream has these groups send information about those people who are interested in content. This represents an additional way to increase exposure and revenue and is a source that has great potential for Web Dream. Web Dream also uses other marketing tools such as; trade shows, mailings, cold calling, exchanging content for traffic and magazine advertising.

Membership  services

- Web Dream's membership sites are being marketed in "conventional" ways like buying traffic, search engine manipulation and free sites. Management believes that significant growth will come with the start of Web Dream's new programs, such as end user promotions
Dreambucks

     Dreambucks is a new partnership program developed by Web Dream. It pays out 51% of the gross as well as 5% of the pay out to webmasters that have referred the webmaster on the second level. This second level pay out increases the programs appeal significantly. This gives an incentive to webmasters to actively refer friends and business associates. It is common in the adult industry to have other webmasters promote your site(s) in return for a percentage of the revenue. However Web Dream's payout is among the highest in the industry, the second level payout is not that common yet but the big advantages are the live signup page, the end user promotion and the silver membership site.

End  user  promotions

     Web Dream has constructed a way to get the end user actively involved in the promotion of the membership sites. This will be one of the most powerful tools developed yet and is unique to Web Dream.

Live  signup  page

     A true live interactive signup page with girls 24/7 telling people what to expect inside and teasing visitors into signing up. The main issue is always that with all that surfers are exposed to they tend to be reluctant. Web Dream has received interest from third parties to offer this feature on their behalf.

Service

     Bringing on new members is only part of the equation. Once a member is registered the next challenge is to keep him/her as long as possible. Normal retention is around 2 to 3 months. Web Dream implementing a few things to increase this retention period.

- Live host/hostess for all 6 sites. This will give each site unique content which will not be resold to third party web-sites.

-    Adding  content  weekly  or  more  frequently  where  possible.

-    Maintain  excellent  service.

RESEARCH  AND  DEVELOPMENT

          Web Dream is constantly striving to stay ahead of the competition. Examples to date of Web Dream innovations are:

-    End  user  promotion
-    Host  &  hostess
-    Including  live  chat  with  the  membership  (not  up  selling)
-    Interactive  sign  up  pages

     Web  Dream's  current  developments  include;

- Throttling software - Web Dream is writing a program in house to restrict the amount of bandwidth a user can get, regardless of the connection (28.8Kb/ps, ISDN, Cable modem). This will save on bandwidth cost and, once tested properly will be a program many other companies will be interested in purchasing.
-    New  proprietary  video  streaming  software  for  our  live  feeds.

YEAR  2000

          The "Year 2000 Issue" involves the potential for system and processing failures of date-related data resulting from computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that contain time-sensitive software may recognize a date using two digits of "00" as the year 1900 rather than the Year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar ordinary business activities.

          Web Dream believes that its internal software and hardware systems will function properly with respect to dates in the Year 2000 and thereafter, especially since its web site and related activities have been developed in 1999 sensitive to the Year 2000 Issue. Nonetheless, there can be no assurance in this regard until such systems are operational in the Year 2000. Web Dream is in the process of contacting all of its significant suppliers to determine the extent to which Web Dream's interface systems are vulnerable to those third parties' failure to make their own systems Year 2000 compliant. Additionally, any Year 2000 problems experienced by Web Dream's customers could affect the payment for its online services. Accordingly, to the extent the systems of Web Dream's suppliers and customers are not fully Year 2000 compliant, there can be no assurance that potential system interruptions or the cost necessary to update software will not have a material adverse affect on Web Dream's business, results of operation or financial condition.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF VARIATIONS IN OPERATING RESULTS AND
                               FINANCIAL CONDITION

DISCUSSION  OF  OPERATIONS

     This discussion should be read in conjunction with the financial statements of Web Dream which have been prepared in accordance with generally accepted accounting principles and which are attached as Exhibit I to this Schedule C.

YEAR  ENDED  AUGUST  31,  1999  COMPARED  WITH  PERIOD  ENDED  AUGUST  31,  1998

     For the year ended August 31, 1999, Web Dream had sales of $1,821,413 compared to sales of $226,263 for the period ended August 31, 1998. This was an increase of 705%. Cost of sales for the year of $264,950 increased by $224,464 or 550% compared to $40,846. Expenses of $1,706,693 increased by 792% ($191,237)
largely because the year ended August 31, 1999 represented the first full year of operation for Web Dream. During this year Web Dream experienced rapid growth which led to increased wages because of the need to hire additional employees, increased selling expenses which included advertising and higher computer expenses because of the need to acquire additional bandwidth, computer equipment and other ancillary services.

     During this year Web Dream experienced a net loss of $156,050 compared to a net loss of $5,820 for the period ended August 31, 1998.

LIQUIDITY  AND  CAPITAL  RESOURCES

     At the beginning of the year on September 1, 1998, Web Dream had cash of $3,515. At the end of the period, Web Dream had cash of $2,618. Expenditures on capital assets cost of $90,299 were financed primarily through advances from a company of which Messrs. van Arem and Korculanic are the principal shareholders.

     Web Dream has no operating lines of credit. Web Dream has financed its growth and cash needs through shareholder loans, advances from related parties and corporate financing activities.

     Web Dream believes that inflation has not had a major effect on operating results during the last fiscal year.

FINANCIAL  CONDITION

     Current assets increased to $70,508 at August 31, 1999 from $23,219 as at August 31, 1998, primarily due to the increase in accounts receivable facilitated by Web Dream's increase in sales. Accounts receivable increased to $63,069 at August 31, 1999, from $9,898 at August 31, 1998. Capital assets increased to $108,253 at August 31, 1999, as a result of the acquisition of additional computer hardware and software. Current liabilities increased to $333,811 at August 31, 1999 from $72,015 at August 31, 1998. The increase in current liabilities is mainly in amounts due to shareholders and related parties. Capital deficiency increased to $155,050 at August 31, 1999 compared to ($4,820) in 1998. The decline is due to the net loss of Web Dream. Web Dream's working capital balance has decreased by $214,507 since August 31, 1998. The current ratio at August 31, 1999 was 0.2 to 1.

                       OFFICERS AND DIRECTORS OF WEB DREAM

     The board of directors of Web Dream consists of five directors. The names, municipalities of residence, positions with Web Dream and principal occupations of the directors and officers over the past five years are as follows:

NAME AND MUNICIPALITY
OF RESIDENCE            OFFICE       PRINCIPAL OCCUPATION
---------------------  ---------  ---------------------------

John A. van Arem       President  President of Web Dream
Toronto, Ontario

Anthony Korculanic     Secretary  Executive Vice-President of
Toronto, Ontario       Web Dream

FlorisVersteeg         Director   Business Consultant
Utrecht, Holland

Johannes van Arem      Director   Business Consultant
Amersfoort, Holland

Nick Laroche           Director   Self-employed businessman
Vancouver, BC

     Mr. van Arem has been the President and a director of Web Dream since February 1998. He grew up in Holland where he studied at the nautical college. He came to Canada in 1986 where he started his own construction company. The years 1990 and 1991 were difficult for many companies in the construction industry and there were not sufficient projects to sustain 30 employees. After meeting Mr. Korculanic, they founded Blurb (see below). Then in 1996 they formed a partnership to start Web Dream.

     Mr. Korculanic is the Secretary, Executive Vice President and a director of Web Dream. He has been Web Dream's Executive Vice President since February, 1998. He received an architectural degree in 1988 and worked on such projects as Sky Dome (Toronto), Metro Hall (Toronto) and the World Exchange Towers (Ottawa). Employed at Brisbin Brook Beynon Architects for four years he eventually became CAD Manager where he obtained both computer and managerial experience. He was a co-founder of Blurb Magazine which was a highly innovative Teen tabloid in the Toronto area. In 1996 he formed a partnership with Mr. Van Arem to start Web
Dream.  He  is  employed  by  the  company  on  a  full-time  basis.

     Floris Versteeg has a masters in computer science from the University of Utrecht in the Netherlands. He is a senior consultant for Oracle and has been for the past 9 years.

     Johannes van Arem has a degree in chemistry and physics from the University of Utrecht. He held a senior position with Randstad, the third largest temporary employment agency in the world. Here he has been bringing (multi million dollar) solutions to corporations like Phillips, ABN-AMRO and other multinationals.

     Nick Laroche is a self-employed businessman who has been involved in taking companies public, including those where he was involved from the outset.

                                          EXECUTIVE COMPENSATION

                                        SUMMARY COMPENSATION TABLE

                                      Annual  Compensation        Long Term Compensation
                               ---------------------------------  -------------------------------
                                                                  Securities  Restricted
                                                                  Under       Shares or
                    Fiscal                                        Options     Restricted  LTIP      All Other
Name and            Period     Annual                    Other    Granted     Share       Payout   Compensation
Principal           Ended      Salary          Bonus                (#)       Units($)    s ($)        ($)
Position                       Compensation
---------------  ------------  -----------  ----------  --------  ----------  -------  ----------  --------------
Lex Van Arem             1999  $    20,000  Nil         Nil       Nil         Nil      Nil            Nil
President                1998  $    20,000  Nil         Nil       Nil         Nil      Nil            Nil
---------------  ------------  -----------  ----------  --------  ----------  -------  ----------  --------------
Anthony                  1999  $    20,000  Nil         Nil       Nil         Nil      Nil            Nil
Korculanic               1998  $    20,000  Nil         Nil       Nil         Nil      Nil            Nil
Executive Vice-
President

LONG-TERM INCENTIVE PLAN AWARDS

     Web Dream did not have a long-term incentive plan within the meaning of Form 40 during the financial year ended August 31, 199

STOCK OPTIONS

     Web  Dream  does  not  have  a  stock  option  plan.
TERMINATION OF EMPLOYMENT, CHANGES IN RESPONSIBILITY AND EMPLOYMENT CONTRACTS

     There is no employment contract between Web Dream and a Named Executive Officer. As well, there is no compensatory plan or arr

COMPENSATION OF DIRECTORS

     No directors of Web Dream were compensated by Web Dream during the financial year ended August 31, 1999 for their services in

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     Web Dream does not maintain insurance for the benefit of its Directors and Officers against certain liabilities incurred by th

COMPENSATION COMMITTEE

     Web Dream does not have a compensation committee. The duties of such a committee are carried out by the Board of Directors. Th

DIRECTORS' AND OFFICERS' INSURANCE

     At this time, Web Dream does not maintain insurance for the benefit of its directors and officers against certain liabilities

PENSION PLANS

     Web Dream has instituted no pension or retirement plans and none are proposed at this time.

                           INTEREST OF MANAGEMENT AND
                        OTHERS IN MATERIAL TRANSACTIONS

     None of the present directors or officers of Web Dream or associates or affiliates thereof has any material interest, direct o

                                  PRIOR SALES

     Web  Dream  has  issued  the  following securities since its incorporation:

1. On February 17, 1998, Web Dream issued 1,000 common shares at a price of $1.00 per share for an aggregate purchase price of $1,0
2. On August 18, 1999, Web Dream issued 2,000,000 post-split Common Shares at a price of $0.075 per share for an aggregate purchase
3. On September 22, 1999, Web Dream issued 566,436 common shares in connection with a seed capital financing. (See: "Seed Capital O
4. On November 3, 1999, Web Dream issued 340,000 common shares in connection with a seed capital financing. (See: "Seed Capital Off
5. On November 12, 1999, Web Dream issued 800,000 common shares as a finder's fee in consideration of certain services relating to

     On August 18, 1999, the shareholders of Web Dream voted by way of special resolution to divide the 1,000 issued and outstandin

SEED CAPITAL FINANCING

     On September 22, 1999, Web Dream completed a sale by way of private placement of 566,436 common shares of Web Dream at a price

     On  November  3,  1999,  Web  Dream completed a subsequent sale of the Seed
Capital  Offering  of  340,000  common  shares  of  Web  Dream

     There were no selling commissions in connection with the Seed Capital Financing.

FINDER'S FEE

     Pursuant to a consulting agreement with Tory, Ryan & Co. Inc. ("TR") dated July, 19, 1999, as amended, Web Dream agreed to pay

                                DIVIDEND POLICY

     To date, Web Dream has not paid any dividends on its outstanding Common Shares and has no current intention to declare any div

                                 CAPITALIZATION

     The following table sets forth the capitalization of Web Dream as at the date indicated:

                                                      OUTSTANDING AS AT     OUTSTANDING AS AT
                                                       AUGUST 31, 1999      NOVEMBER 12, 1999
                                                          (AUDITED)            (UNAUDITED)
                                                     --------------------  -------------------
Shareholders' equity:
Common Shares (authorized - unlimited)               $            151,000  $           664,218
                                                      (12,000,000 shares)  (13,706,436 shares)
Class A Preference shares (authorized - unlimited)                    ---                  ---
Class B Preference shares (authorized - unlimited)                    ---                  ---
Special Shares (authorized - unlimited)                               ---                  ---
                                                     --------------------  -------------------
Total capitalization                                 $            151,000  $           664,218
                                                     ====================  ===================

(1)  As  at  August  31,  1999,  Web  Dream  had  a  deficit  of  $130,745.

                          DESCRIPTION OF SHARE CAPITAL

COMMON  SHARES

     The common shares are without par value, entitle the holders thereof to receive notice of all meetings of shareholders and to one vote for each common share held. The holders of common shares are entitled to dividends as and when declared by the board of directors and are entitled upon liquidation, dissolution or winding-up of Web Dream to receive a pro-rata share of the assets of Web Dream distributable to the holders of the common shares, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of Web Dream. The common shares carry no special liquidation right, pre-emptive right or conversion rights. All issued and outstanding common shares are fully paid and non-assessable.

CLASS  A  PREFERENCE  SHARES

     Each Class A Preference Share entitles its holder to a preferential non-cumulative dividend at the rate of 120% of the lending rate quoted by Web Dream's bankers for its commercial customers, per annum of the amount paid up thereon. The Class A Preference Shares rank prior to the Class B Preference Shares, the Special Shares and the common shares with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of Web Dream. The holders of Preference Shares are entitled to receive notice of and to attend any meeting of the shareholders of Web Dream and each Class A Preference Share carries one vote. Web Dream may at any time upon delivery of proper notice in respect thereof redeem at any time any or all of the then outstanding Class A Preference Shares. The Class A Preference Shares are retractable by the holder at any time upon the delivery of notice to Web Dream.

CLASS  B  PREFERENCE  SHARES

     Each Class B Preference Share entitles its holder to a preferential non-cumulative dividend at the rate of 120% of the lending rate quoted by Web Dream's bankers for its commercial customers, per annum of the amount paid up thereon. The Class B Preference Shares rank subordinate to the Class A Preference Shares and prior to the Special Shares and the common shares with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of Web Dream. Except with respect to matters as to which the holders of Class B Preference Shares are entitled to vote as a class, the holders of Class B Preference Shares shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of Web Dream. Web Dream may at any time upon delivery of proper notice in respect thereof redeem at any time any or all of the then outstanding Class B Preference Shares. The Class B Preference Shares are retractable by the holder at any time upon the delivery of notice to Web Dream.

SPECIAL  SHARES

     The holders of the Special Shares shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of Web Dream. The Special Shares rank subordinate to the Class A Preference Shares and the Class B Preference shares and prior to the Common Shares with respect to the payment of dividends and return of capital in the event of the liquidation, dissolution or winding-up of Web Dream.

                         OPTIONS TO PURCHASE SECURITIES

     There are no outstanding warrants or options to purchase securities of Web Dream.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth the name of every person or company who, to the knowledge of Web Dream, owned of record or beneficially, directly or indirectly, more than 10% of the voting securities of Web Dream as at the date hereof.

                       NUMBER OF COMMON
                        SHARES OWNED OF         PERCENTAGE OF
NAME AND ADDRESS    RECORD AND BENEFICIALLY  COMMON SHARES OWNED
------------------  -----------------------  --------------------
John A. van Arem                  4,800,000                35.02%
Toronto, Ontario

Anthony Korculanic                4,000,000                29.18%
Toronto, Ontario

                     AUDITORS, REGISTRAR AND TRANSFER AGENT

     Silver  Gold  Glatt  &  Grosman,  Toronto,  Ontario are the auditors of Web
Dream.

     There is currently no registrar and transfer agent for Web Dream. The register and the transfer ledgers are kept at the principal office of Web Dream. The register will be available for inspection by shareholders subject to applicable law.

                               MATERIAL CONTRACTS

     Except for contracts entered into in the ordinary course of business, the only material contracts which have been entered into by Web Dream within the last 12 months and which can be reasonably be considered as being presently material are the following:

     1. consulting agreement with Tory, Ryan & Co. Inc., dated July 19, 1999, as amended.
     2.   letter  of  intent  dated  September  2,  1999 with Storimin Resources
          Limited.
     3. subscription agreements dated September 22, 1999 entered into with each of the subscribers to the Seed Capital Financing and subscription agreements dated November 3, 1999 entered into with each of the subscribers to the Seed Capital Financing. See this Schedule C - "Seed Capital Financing".
     4. "Acquisition Agreement with Storimin Resources Limited dated November 12, 1999.

     These agreements may be reviewed at Web Dream's registered and principal office.

                                    PROMOTERS

John A. van Arem and Anthony Korculanic, the President and Vice-President, respectively, of Web Dream are considered to be the promoters of Web Dream within the meaning of the Securities Act (Ontario).

                                LEGAL PROCEEDINGS

In 1998 a claim was filed in the Superior Court of Justice against Web Dream seeking damages of $2,000,000 resulting from the breach of a contract for the supply of adult entertainment services. Web Dream has defended the claim on the basis that the contract was properly terminated. To date, there have been no conclusive developments in this litigation, which it is anticipated, will continue for some time. This action is not expected to have a material adverse effect on the financial position of Web Dream. Management believes that this lawsuit is without substance or merit and will be defended vigorously.

                                  WEB DREAM INC
                              FINANCIAL STATEMENTS
                                 AUGUST 31, 1999

                                AUDITORS' REPORT

To  the  Shareholders  of
WEB  DREAM  INC.

We have audited the balance sheet of WEB DREAM INC. as at August 31, 1999 and August 31, 1998 and the statements of operations and deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

IN OUR OPINION, THESE FINANCIAL STATEMENTS PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF THE COMPANY AS AT AUGUST 31, 1999 AND AUGUST 31, 1998 AND THE RESULTS OF ITS OPERATIONS AND ITS CASH FLOWS FOR THE PERIODS THEN ENDED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                                                   "SILVER GOLD GLATT & GROSMAN"


Toronto,  Ontario                                         Chartered  Accountants
October  15,  1999
Except Note 7 dated November 12, 1999.

WEB DREAM INC.
(Incorporated under the laws of the Province of Ontario)

                      BALANCE SHEET AS AT AUGUST 31, 1999
================================================================================


                                                 1999      1998

                                     ASSETS
CURRENT
    Cash                                      $   1,335   $  3,515
    Accounts receivable                          63,069      9,898
    Prepaid expenses and sundry receivables       4,820      3,902
                                              ----------  --------
                                                 69,224     17,315

CAPITAL ASSETS (Note 2)                         108,253     43,976
                                              ----------  --------
                                              $ 177,477   $ 61,291
                                              ==========  ========


                                  LIABILITIES

                                    CURRENT
Accounts payable and accrued liabilities      $  95,992   $ 38,818
Loans payable (Note 3)                           17,404     16,500
Due to shareholders (Note 4)                     38,638          -
Due to Jazz Monkey Media Inc. (Note 5)            5,188          -
                                              ----------  --------
                                                157,222     55,318
                                              ----------  --------

        SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 6)                          151,000      1,000

DEFICIT                                        (130,745)     4,973
                                              ----------  --------
                                                 20,255      5,973
                                              ----------  --------
                                              $ 177,477   $ 61,291
                                              ==========  ========


APPROVED ON BEHALF OF THE BOARD "John A. van Arem" Director "Anthony Korculanic"
                                ------------------          --------------------
Director

WEB  DREAM  INC.

STATEMENT  OF  OPERATIONS  AND  DEFICIT

FOR  THE  YEAR  ENDED  AUGUST  31,  1999
========================================
================================================================================
--------------------------------------------------------------------------------

                                                           FEB. 17,
                                                           1998 TO
                                              1999      AUG. 31, 1998
SALES                                      $1,821,413   $      226,263

COST OF SALES                                 765,944           40,846
                                           -----------  --------------

GROSS PROFIT                                1,055,469          185,417
                                           -----------  --------------

EXPENSES
    Administrative                            781,134          101,412
    Selling                                   213,734           28,565
    Computer                                  196,319           50,467
                                           -----------  --------------
                                            1,191,187          180,444
                                           -----------  --------------

NET INCOME (LOSS)                            (135,718)           4,973

RETAINED EARNINGS, Beginning of year            4,973                -
                                           -----------  --------------
RETAINED EARNINGS (DEFICIT), End of year   $ (130,745)  $        4,973
                                           ===========  ==============

WEB  DREAM  INC.

STATEMENT  OF  CASH  FLOWS

                       FOR THE YEAR ENDED AUGUST 31, 1999
================================================================================
--------------------------------------------------------------------------------
                                                             1999       1998
OPERATING ACTIVITIES

    Net income (loss)                                     $(135,718)  $  4,973
    Adjustment for non-cash item:
       Amortization                                          26,652      7,447
                                                          ----------  ---------
                                                           (109,066)    12,420

   Changes in non-cash operating assets and liabilities       3,989     41,519
                                                          ----------  ---------

CASH PROVIDED BY (EXPENDED IN) OPERATING ACTIVITIES        (105,077)    53,939
                                                          ----------  ---------

INVESTING ACTIVITY

    Purchase of capital assets                              (90,929)   (51,424)
                                                          ----------  ---------

CASH EXPENDED IN INVESTING ACTIVITY                         (90,929)   (51,424)
                                                          ----------  ---------

FINANCING ACTIVITIES

    Advances from shareholders                               38,638          -
    Advances from Jazz Monkey Media Inc.                      5,188          -
    Issuance of capital stock                               150,000      1,000
                                                          ----------  ---------

CASH PROVIDED BY FINANCING ACTIVITIES                       193,826      1,000
                                                          ----------  ---------

NET CHANGE IN CASH                                           (2,180)     3,515

CASH, Beginning of year                                       3,515          -
                                                          ----------  ---------

CASH, End of year                                         $   1,335   $  3,515
                                                          ==========  =========

WEB  DREAM  INC.

NOTES  TO  FINANCIAL  STATEMENTS

                                 AUGUST 31, 1999
================================================================================
--------------------------------------------------------------------------------

1.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     CAPITAL  ASSETS  AND  AMORTIZATION

     Capital assets are recorded at historical cost. Amortization is charged to earnings over the estimated useful life of the assets on the following basis:

     Furniture  and  equipment  -   20%  declining  balance
     Leasehold  improvements    -   20%  straight  line
     Computer  hardware         -   30%  declining  balance
     Computer  software         -  100%  declining  balance

     Capital assets purchased during the year are amortized at one-half the above stated rates.

     FOREIGN  CURRENCY  TRANSLATION

     The Company has translated monetary assets and liabilities, denominated in foreign currencies into Canadian dollars using the year-end rate of exchange. The Company translates revenue and expense items, other than amortization on a monthly basis, at the average rate of exchange for that month.

2.   CAPITAL  ASSETS

                                        1999                    1998
                         ----------------------------------  ---------
                                    ACCUMULATED   NET BOOK   NET BOOK
                           COST    AMORTIZATION     VALUE      VALUE

Furniture and equipment  $ 10,545  $       1,360  $   9,185  $   1,534
Leasehold improvements      5,512          1,323      4,189      3,421
Computer hardware         124,110         30,323     93,787     39,021
Computer software           2,185          1,093      1,092          -
                         --------  -------------  ---------  ---------
                         $142,352  $      34,099  $ 108,253  $  43,976
                         ========  =============  =========  =========


3.   LOANS  PAYABLE

     These  loans  are  unsecured,  bear  no  interest  and  are  due on demand.

4.   DUE  TO  SHAREHOLDERS

     Shareholders' advances are unsecured, bear no interest and have no fixed terms of repayment.

WEB  DREAM  INC.

NOTES  TO  FINANCIAL  STATEMENTS

                                 AUGUST 31 1999
================================================================================
--------------------------------------------------------------------------------

5.   DUE  TO  JAZZ  MONKEY  MEDIA  INC

     The  amount  is  unsecured,  bears  no  interest  and  is  due  on  demand.

6.   CAPITAL  STOCK

     AUTHORIZED

     Unlimited  number  of  Common  shares

     Unlimited number of Class A voting preference shares, having a non-cumulative dividend as determined by the Board of Directors and are redeemable and retractable

     Unlimited number of Class B voting preference shares, having a non-cumulative dividend as determined by the Board of Directors and are redeemable and retractable

     Unlimited  number  of  non-voting  special  shares

                                                  1999              1998
     ISSUED - Common shares                NUMBER     AMOUNT   NUMBER  AMOUNT
     BALANCE, Beginning of year               1,000  $  1,000   1,000  $ 1,000
     August 18, 1999
       Subdivision of existing 1,000
       common shares on basis of 10,000
       shares for each share              9,999,000         -       -        -
     August 18, 1999
       Issuance of 2,000,000 shares
       for cash                           2,000,000   150,000       -        -
                                         ----------  --------  ------  -------
     BALANCE, End of year                12,000,000  $151,000   1,000  $ 1,000
                                         ==========  ========  ======  =======

     By  Articles  of  Amendment  dated  April 16, 1999, the Company amended its
     Articles of Incorporation to include an unlimited number of Class A preference shares, an unlimited number of Class B preference shares and an unlimited number of special shares, to provide the maximum number of directors to ten (10) and to prohibit any invitation to the public to subscribe for securities of the Company.

     By Articles of Amendment dated August 18, 1999, the common shares of the Company were subdivided on a basis of 10,000 common shares for each pre-split common share.

WEB  DREAM  INC.

NOTES  TO  FINANCIAL  STATEMENTS

                                 AUGUST 31, 1999
================================================================================
--------------------------------------------------------------------------------

7.   SUBSEQUENT  EVENTS

     The Company issued 566,436 common shares in connection with a seed capital offering resulting in proceeds after expenses of $250,000. The Company issued an additional 340,000 common shares in connection with a seed capital offering resulting in proceeds after expenses of $170,000.

     The Company issued 800,000 common shares for the provision of investment banking services having a value of $60,000.

     Pursuant to an agreement dated November 12, 1999, the existing shareholders of Web Dream Inc. agreed to sell and transfer all of their shares to Storimin Resources Limited ("Storimin") in consideration of 28,000,000 shares of Storimin. Web Dream Inc. shareholders will receive as consideration, 2 post-consolidation common shares of Storimin for each common share of Web Dream Inc. sold. This transaction is still subject to the approval of Storimin's shareholders. Subsequent to the share exchange, the former shareholders of Web Dreams Inc. will own a majority of all the issued and outstanding common shares of Storimin. The combination will be accounted for as a "reverse takeover" using the purchase method of accounting with Web Dream Inc. being the acquiring Company.

8.   CONTINGENT  LIABILITY

     In 1998, a claim was filed against the Company seeking damages of $2,000,000 resulting from a breach of contract. The Company has defended the claim on the basis that the contract was properly terminated. Management believes this action will not have a material adverse effect on the financial position of the Company and no provision has been reported in these financial statements.

9.   LEASE  COMMITMENTS

     The Company is obligated under an operating lease for its premises. The monthly rental payment is $4,686. The lease expires on June 30, 2001.

     Future minimum payments for its premises as at August 31, 1999 are as follows:

           2000                           $  56,767
           2001                              49,537

10.  UNCERTAINTY  DUE  TO  THE  YEAR  2000  ISSUE

     The Year 2000 Issue relates to the potential problems that may arise due to possible date limitations in computerized systems. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000 and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure, which could affect an entity's ability to conduct normal business operations. Management is confident that it will have programs in place to identify, test and minimize the Company's exposure to the Year 2000 Issue. They feel that the costs related to the Year 2000 Issue are not material. However, it is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

WEB  DREAM  INC.

SCHEDULE  OF  EXPENSES

AUGUST  31,  1999
=================
================================================================================
--------------------------------------------------------------------------------

                                               FEB. 17, 1998
                                 YEAR ENDED     TO AUG. 31,
                               AUG. 31, 1999        1998
ADMINISTRATIVE

    Wages                      $      507,600  $       49,313
    Office and general                 66,271          14,009
    Occupancy                          49,994          13,570
    Professional fees                  43,313           5,305
    Telephone                          35,040           7,027
    Travel                             27,635           1,478
    Interest and bank charges          16,752           2,046
    Vehicle                             7,877           1,154
    Amortization                       26,652           7,510
                               --------------  --------------
                               $      781,134  $      101,412
                               ==============  ==============
                           SELLING

    Advertising                $      169,317  $       20,061
    Entertainment                      36,485           7,571
    Printing                            5,544             133
    Promotion gifts                     2,388             800
                               --------------  --------------
                               $      213,734  $       28,565
                               ==============  ==============

                          COMPUTER

    Bandwidth                  $      125,895  $       35,377
    Internet services                  38,592           9,710
    Domain names                       22,606           3,075
    Computer auxiliary equipment        8,296           4,798
    Computer supporting                   930           8,300
                               --------------  --------------
                               $      196,319  $       61,260
                               ==============  ==============

                            DIGITAL ROOSTER.COM INC.
                     (CURRENTLY STORIMIN RESOURCES LIMITED)

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 OCTOBER 1, 1999

                               COMPILATION REPORT


We have reviewed, as to compilation only, the accompanying pro-forma consolidated balance sheet of DIGITAL ROOSTER.COM INC. (Currently Storimin Resources Limited) as at October 1, 1999 prepared for inclusion in the Storimin Resources Limited Management Information Circular dated November 12, 1999 relating to the offer by Storimin Resources Limited to acquire all of the common shares of Web Dream Inc.

In our opinion, the pro-forma consolidated balance sheet has been properly compiled to give effect to the proposed transactions and the assumptions described in note 1 thereto.

                                                   "SILVER GOLD GLATT & GROSMAN"

Toronto,  Ontario                                         Chartered  Accountants
November  12,  1999

DIGITAL  ROOSTER.COM  INC.
(CURRENTLY  STORIMIN  RESOURCES  LIMITED)
(Incorporated  under  the  laws  of  the  Province  of  Ontario)

PRO-FORMA  CONSOLIDATED  BALANCE  SHEET  AS  AT  OCTOBER  1,  1999
(Unaudited  -  See  Compilation  Report)
================================================================================
--------------------------------------------------------------------------------

                      ASSETS
CURRENT
    Cash and short term investments                  $ 496,412
    Accounts receivable                                 63,069
    Prepaid expenses and sundry                          4,820
                                                    -----------
                                                       564,301

MINING PROPERTIES AND DEFERRED EXPLORATION (Note 4)    429,118

CAPITAL ASSETS (Note 5)                                108,253
                                                    -----------
                                                    $1,101,672

                      LIABILITIES

CURRENT
    Accounts payable and accrued liabilities         $ 113,236
    Note payable                                        90,000
    Loans payable (Note 6)                              17,404
    Due to shareholders (Note 7)                        38,638
    Due to Jazz Monkey Media Inc. (Note 8)               5,188
                                                    -----------
                                                       264,466
                                                    -----------

                      SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 9)                                 967,951

DEFICIT                                               (130,745)
                                                    -----------
                                                       837,206
                                                    -----------
                                                    $1,101,672
                                                    ===========

APPROVED ON BEHALF OF THE BOARD "John A. van Arem" Director "Anthony Korculanic"
                                ------------------          --------------------
Director

DIGITAL  ROOSTER.COM  INC.
(CURRENTLY  STORIMIN  RESOURCES  LIMITED)

NOTES  TO  PRO-FORMA  CONSOLIDATED  BALANCE  SHEET

OCTOBER  1,  1999
(Unaudited  -  See  Compilation  Report)
================================================================================
--------------------------------------------------------------------------------

1.   BASIS  OF  PRESENTATION

     The pro-forma consolidated balance sheet should be read in conjunction with the unaudited financial statements of Storimin Resources Limited ("Storimin") as at September 30, 1999 and the audited financial statements of Web Dream Inc. as at August 31, 1999 included elsewhere in the Management Information Circular.

     The pro-forma consolidated balance sheet of Digital Rooster.com Inc., the proposed new name for Storimin, gives effect to the reverse takeover whereby Storimin, the legal parent, is acquired by Web Dream Inc., the legal subsidiary.

     The pro-forma consolidated financial statements include the accounts of Web Dream Inc. and Storimin and its wholly-owned subsidiaries, Pizay Investments Inc. ("Pizay") and 1032142 Ontario Inc. All material inter-company balances, transactions and profits have been eliminated.

     The pro-forma consolidated balance sheet gives effect to the proposed acquisition as if it occurred on October 1, 1999 after giving effect to the following transactions as if they had occurred by October 1, 1999.

     a) Storimin consolidated its issued and outstanding common shares on a 1:12 basis;

     b) The issue of 28,000,000 common shares of Storimin in exchange for all of the issued and outstanding securities of Web Dream Inc.;

     c) Pursuant to a private placement, Web Dream Inc. issued 906,436 common shares for aggregate consideration of $453,218, which netted $360,000 to the Company after costs of issuance; and

     d) The issue of 800,000 shares of Web Dream Inc. to Tony, Ryan & Co. Inc. for the provision of investment banking services.

2.   BUSINESS  COMBINATION

     a) The business combination is accounted for by the purchase method, with Web Dream Inc. being deemed the acquirer, because this exchange of shares leaves the former shareholders of Web Dream Inc. with the majority of the issued shares of Storimin. As a result, the balance sheet of Web Dream Inc. is recorded at book value and the balance sheet of Storimin is recorded at fair market value (see below).

     b)   Current  assets                                             $  75,077

          Mining  properties  and  deferred  exploration                429,118

          Liabilities  assumed                                         (107,244)
                                                                     -----------
          Cost of  purchase                                          $  396,951
                                                                     ===========

DIGITAL  ROOSTER.COM  INC.
(CURRENTLY  STORIMIN  RESOURCES  LIMITED)

NOTES  TO  PRO-FORMA  CONSOLIDATED  BALANCE  SHEET

OCTOBER  1,  1999
(Unaudited  -  See  Compilation  Report)
================================================================================
--------------------------------------------------------------------------------

3.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     CAPITAL  ASSETS  AND  AMORTIZATION

     Capital assets are recorded at historical cost. Amortization is charged to earnings over the estimated useful life of the assets on the following basis:

     Furniture  and  equipment   -   20%  declining  balance
     Leasehold  improvements     -   20%  straight  line
     Computer  hardware          -   30%  declining  balance
     Computer  software          -  100%  declining  balance

     Capital assets purchased during the year are amortized at one-half the above stated rates.

     MINING  PROPERTIES  AND  DEFERRED  EXPLORATION

     The acquisition cost of mining properties and the related exploration costs are deferred on a specific project basis until the commercial viability of a project is determined. Amortization is provided over the estimated productive life of the project once commercial production begins. If a project is abandoned, the accumulated project costs are written off.

     FOREIGN  CURRENCY  TRANSLATION

     The Company has translated monetary assets and liabilities, denominated in foreign currencies into Canadian dollars using the year-end rate of exchange. The Company translates revenue and expense items, other than amortization on a monthly basis, at the average rate of exchange for that month.

     MEASUREMENT  UNCERTAINTY  AND  FINANCIAL  INSTRUMENTS

     The recoverability of the carrying values for mining properties and deferred exploration expenditures is dependent on the discovery of economically viable reserves and the ability to obtain the necessary financing to complete the development and profitable production of the reserves.

     The fair value for the Company's financial instruments approximates their carrying values unless otherwise stated.

4.   MINING  PROPERTIES  AND  DEFERRED  EXPLORATION

                       OPENING    CLOSING
                       BALANCE   ADDITIONS   BALANCE
Northwest Territories  $194,313  $        -  $194,313
Lac Rocher, Quebec            -     234,805  $234,805
                       --------  ---------  ---------
                       $194,313  $  234,805  $429,118
                       ========  ==========  ========

DIGITAL  ROOSTER.COM  INC.
(CURRENTLY  STORIMIN  RESOURCES  LIMITED)

NOTES  TO  PRO-FORMA  CONSOLIDATED  BALANCE  SHEET

OCTOBER  1,  1999
(Unaudited  -  See  Compilation  Report)
================================================================================
--------------------------------------------------------------------------------

4.   MINING  PROPERTIES  AND  DEFERRED  EXPLORATION  (Cont'd)

     NORTHWEST  TERRITORIES

     The  Company  owns  100%  of  52  claims  in  the  Northwest  Territories.

     GOLDEN  BOY,  MANITOBA

     In October 1997, the Company's wholly-owned subsidiary, Pizay, entered into an agreement with ProAm Explorations Corporation whereby the latter granted Pizay an exclusive option to acquire an undivided 10% interest in the property. The consideration to earn this 10% interest was $100,000 cash, 500,000 shares of Pizay valued at $100,000 and a commitment to incur $600,000 in exploration expenditures over a two year period, subsequent to which a joint venture will be formed. Flow through financing for $210,000 was obtained in 1997 and the balance of the $300,000 first year's commitment was secured by a non-interest bearing demand note payable of $90,000. This agreement was terminated in 1999. All expenditures have been charged to loss on abandonment of mining properties in the 1999 fiscal year.

     LAC  ROCHER,  QUEBEC

     In March 1999, the Company's wholly-owned subsidiary, 1345969 Ontario Limited, acquired an undivided 50% interest in 166 mining claims.

5.   CAPITAL  ASSETS

                                         1999
                        --------------------------------------
                                        ACCUMULATED   NET BOOK
                             COST      AMORTIZATION    VALUE
Furniture and equipment  $     10,545  $       1,360  $   9,185
Leasehold improvements          5,512          1,323      4,189
Computer hardware             124,110         30,323     93,787
Computer software               2,185          1,093      1,092
                         ------------  -------------  ---------
                         $    142,352  $      34,099  $ 108,253
                         ============  =============  =========

6.   LOANS  PAYABLE

     These  loans  are  unsecured,  bear  no  interest  and  are  due on demand.

7.   DUE  TO  SHAREHOLDERS

     Shareholders' advances are unsecured, bear no interest and have no fixed terms of repayment.

8.   DUE  TO  JAZZ  MONKEY  MEDIA  INC.

     This amount, due to a company related to directors of Web Dream Inc., is unsecured, bears no interest and is due on demand.

DIGITAL  ROOSTER.COM  INC.
(CURRENTLY  STORIMIN  RESOURCES  LIMITED)
NOTES  TO  PRO-FORMA  CONSOLIDATED  BALANCE  SHEET
OCTOBER  1,  1999
(Unaudited  -  See  Compilation  Report)
================================================================================
--------------------------------------------------------------------------------

9.   CAPITAL  STOCK
     AUTHORIZED

     Unlimited  number  of  Common  shares

     Unlimited number of Class A voting preference shares, having a non-cumulative dividend as determined by the Board of Directors and are redeemable and retractable

     Unlimited number of Class B voting preference shares, having a non-cumulative dividend as determined by the Board of Directors and are redeemable and retractable

     Unlimited  number  of  non-voting  special  shares

ISSUED                                                           #             $
WEB DREAM INC.
Balance as at August 31, 1998                                   1,000   $     1,000

Upon private placement of shares on August 18, 1999         2,000,000       150,000

Upon subdivision of common shares on August 18, 1999        9,999,000             -
                                                          ------------  ------------
Balance as at August 31, 1999                              12,000,000       151,000

Upon private placement of shares [see Note 1(c)]              906,436       360,000

Upon issue of shares for services [see Note 1(d)]             800,000        60,000
                                                          ------------  ------------
Pro-forma balance as at October 1, 1999                    13,706,436       571,000
                                                          ------------  ------------

STORIMIN RESOURCES LIMITED

Balance as at March 31, 1999                               24,815,191     2,732,277

Share consolidation on 1:12 basis [see Note 1(a)]         (22,747,258)            -

Upon issue of shares on reverse takeover [see Note 1(b)]   28,000,000    (2,335,326)
                                                          ------------  ------------

Pro-forma balance as at October 1, 1999                    30,067,933       396,951
                                                          ------------  ------------

Web Dream Inc. and Storimin Resources Limited combined     43,774,369       967,951

Eliminate consolidation of subsidiary                     (13,706,436)            -
                                                          ------------  ------------

Pro-forma consolidated balance sheet
  as at October 1, 1999                                    30,067,933   $   967,951
                                                          ============  ============

DIGITAL  ROOSTER.COM  INC.
(CURRENTLY  STORIMIN  RESOURCES  LIMITED)

NOTES  TO  PRO-FORMA  CONSOLIDATED  BALANCE  SHEET

OCTOBER  1,  1999
(Unaudited  -  See  Compilation  Report)
================================================================================
--------------------------------------------------------------------------------

10.  INCOME  TAXES

     At October 1, 1999, the Company had non-capital losses for income tax purposes of approximately $130,000 available to offset future taxable income. The potential tax benefits have not been reflected in these financial statements. These losses will expire as follows:

        2005                                             $    4,000
        2006                                                126,000
                                                         ----------
                                                         $  130,000
                                                         ==========

11.  CONTINGENT  LIABILITY

     In 1998, a claim was filed against the Company seeking damages of $2,000,000 resulting from a breach of contract. The Company has defended the claim on the basis that the contract was properly terminated. Management believes this action will not have a material adverse effect on the financial position of the Company and no provision has been reported in these financial statements.

12.  LEASE  COMMITMENTS

     The Company is obligated under an operating lease for its premises. The monthly rental payment is $4,686. The lease expires on June 30, 2001.

     Future minimum payments for its premises as at October 1, 1999 are as follows:

         2000                                           $  56,767
         2001                                              49,537

13.  UNCERTAINTY  DUE  TO  THE  YEAR  2000  ISSUE

     The Year 2000 Issue relates to the potential problems that may arise due to possible date limitations in computerized systems. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000 and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure, which could affect an entity's ability to conduct normal business operations. Management is confident that it will have programs in place to identify, test and minimize the Company's exposure to the Year 2000 Issue. They feel that the costs related to the Year 2000 Issue are not material. However, it is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

     THIS IS SCHEDULE "D" ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF STORIMIN RESOURCES LIMITED TO BE HELD ON DECEMBER 14, 1999 AND ANY ADJOURNMENT THEREOF

                  SPECIAL RESOLUTION - CHANGE OF CORPORATE NAME

BE  AND  IT  IS  HEREBY  RESOLVED  AS  A  SPECIAL  RESOLUTION  THAT:

1. the Articles of the Corporation, shall, pursuant to Section 168(1)(a) of the Business Corporations Act (Ontario) be amended by changing the name of the Corporation from Storimin Resources Limited to "Digital Rooster.com Inc.", or such other name as the Board of Directors of the Corporation determine in their sole discretion best identifies the Corporation's activities and as may be allowed by regulatory authorities;

2. in the event that the Director appointed under the Business Corporations Act (Ontario) or any regulatory authority in Canada, requires that the name, "Digital Rooster.com Inc.", be amended or further modified for the purpose of reducing any confusion in the minds of the public or shareholders of the Corporation, the directors of the Corporation are hereby authorized to vary the provisions of paragraph 1 above to refer to such amended or modified name prior to delivery of Articles of Amendment to the Director for endorsement by articles contemplated herein;

3. the Board of Directors of the Corporation, may pursuant to Section 168(3) of the Business Corporations Act (Ontario) revoke this special resolution before it is acted on without further approval of the shareholders; and

4. any officer or director of the Corporation alone be and he is hereby authorized and directed to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered any and all such documents and instruments and to do or cause to be done all such other acts and things as, in the opinion of such director or officer, may be necessary or desirable to fulfil the intent of the foregoing paragraphs of this resolution including, without limitation, the delivery of Articles of Amendment, in duplicate, to the Director under the Business Corporations Act (Ontario).

     THIS IS SCHEDULE "E" ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF STORIMIN RESOURCES LIMITED TO BE HELD ON DECEMBER 14, 1999 AND ANY ADJOURNMENT THEREOF

               SPECIAL RESOLUTION - CONSOLIDATION OF COMMON SHARES

BE  AND  IT  IS  HEREBY  RESOLVED  AS  A  SPECIAL  RESOLUTION  THAT:

I.   the  articles  of  the  Company  be  amended  as  follows:

     1. to consolidate all of the issued and outstanding common shares of the Company into one common share for each presently existing twelve common shares

II. any one officer or director of the Company is hereby authorized and directed on behalf of the Company to deliver Articles of Amendment in duplicate to the Director under the Business Corporations Act (Ontario) and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing; and

III. the board of directors of the Company is hereby authorized to revoke this special resolution without further approval of the shareholders of the Company at any time prior to the endorsement by the Director under the Business Corporations Act (Ontario), of a certificate of amendment of articles in respect of the amendment referred to above.

     THIS IS SCHEDULE "F" ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF STORIMIN RESOURCES LIMITED TO BE HELD ON DECEMBER 14, 1999 AND ANY ADJOURNMENT THEREOF

                         AMENDMENT TO STOCK OPTION PLAN

          WHEREAS shareholders of the Corporation, at the special meeting of shareholders of the Corporation held on March 31, 1997, approved the adoption of a stock option plan for the Corporation (the "Plan");

          AND WHEREAS the Plan provides for the grant of options to purchase common shares of the Corporation ("Shares") to employees, officers and directors of, and consultants to, the Corporation and its subsidiaries, and any employee of any management company providing services to the Corporation;

          AND WHEREAS the maximum aggregate number of Shares that may be issued pursuant to the exercise of options granted under the Plan is 2,500,000;

          AND WHEREAS the Corporation is proposing to acquire all of the issued and outstanding shares of Web Dream Inc. (the "Proposed Acquisition");

          AND WHEREAS the board of directors of the Corporation, by resolution passed effective November 12, 1999, approved, subject to and conditional upon receipt of shareholder approval and the completion of the Proposed Acquisition, an amendment to the Plan to increase the said maximum number from 2,500,000 to 3,000,000;

          AND WHEREAS shareholders of the Corporation wish to approve, confirm and ratify pursuant hereto the said amendment to the Plan;

          NOW  THEREFORE  BE  IT  RESOLVED  THAT:

1. the amendment to the Plan to increase from 2,500,000 to 3,000,000 the maximum number of Shares which may be issued pursuant to the exercise of options granted under the Plan be and is hereby approved, confirmed and ratified; and

2. any one director or officer of the Corporation be and is hereby authorized and directed to execute and deliver on behalf of the Corporation all such documents and instruments and to do all such other acts and things as in his or her opinion may be necessary or desirable in connection with the foregoing.

     THIS IS SCHEDULE "G" ATTACHED TO AND MADE A PART OF THE INFORMATION CIRCULAR IN CONNECTION WITH THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF STORIMIN RESOURCES LIMITED TO BE HELD ON DECEMBER 14, 1999 AND ANY ADJOURNMENT THEREOF

                          NOTICE OF CHANGE OF AUDITORS

                           NOTICE OF CHANGE OF AUDITOR

                                REPORTING PACKAGE



The  Reporting  Package  consists  of:

1.        Notice  of  Change  of  Auditor

2.        Letter  to  the Ontario Securities Commission from the Former Auditor.

3.        Letter  to  the Alberta Securities Commission from the Former Auditor.

4.        Letter  to  the  Ontario  Securities  Commission  from  the  Successor
          Auditor.

5.        Letter  to  the  Alberta  Securities  Commission  from  the  Successor
          Auditor.

6.        Officer's  Certificate

                               NOTICE OF CHANGE OF
                     AUDITORS OF STORIMIN RESOURCES LIMITED


          Hilborn Ellis Grant is hereby notified that Storimin Resources Limited ("Storimin") does not intend to reappoint Hilborn Ellis Grant (the "Former
Auditor") as auditors of Storimin at the annual and special meeting of shareholders to be held on December 3, 1999 (the "1999 Meeting").

          Pursuant to a letter of intent (the "Agreement") dated September 2, 1999 between Storimin and Web Dream Inc. ("Web Dream"), Storimin has agreed upon the principal terms and conditions of a Proposed Acquisition. The Agreement contemplates the acquisition by Storimin of all of the issued and outstanding shares of Web Dream. Pursuant to the share purchase agreement providing for this acquisition, the shareholders of Web Dream will sell all of their shares in the capital of Web Dream to Storimin in consideration of the issuance from treasury of 28,000,000 common shares of Storimin for all of the Web Dream shares. This issuance will result in the former shareholders of Web Dream assuming effective voting control of Storimin.

          Silver Gold Glatt & Grosman, Chartered Accountants, audited the financial statements of Web Dream for the year ended August 31, 1999. Due to Web Dream's historical relationship with this firm and the advantages inherent in continuity, and after discussions between the board of directors of Storimin and Web Dream and certain shareholders of Web Dream, it has been determined that it would be in the best interest of the company and its shareholders for Silver Gold Glatt & Grosman to be its auditors. Under the circumstances, the board of directors and management of Storimin intend to recommend the appointment of Silver Gold Glatt & Grosman (the "Successor Auditor") as auditors of Storimin at the 1999 Meeting.

          Pursuant to National Policy Statement No. 31 (the "Policy") of the Canadian securities administrators, each of Storimin, the Former Auditor and the Successor Auditor are required to comply with certain reporting obligations to the shareholders and the applicable securities administrators. The Policy requires disclosure by Storimin of any "reportable events" which have occurred in connection with the audits of the two most recently completed fiscal years or during the period from the most recently completed fiscal year to the date of the change of auditor (collectively, the "Reporting Periods"). Reportable events represent occurrences in the relationship between Storimin and the Former Auditor or the Successor Auditor which may be a contributing factor to the change of auditor. In the opinion of Storimin, there were no reportable events in the Reporting Periods.

          The Policy also requires a statement as to whether there were any reservations in the auditors' reports during the Reporting Periods and, if so, a description of such reservations. In the opinion of management of Storimin, there have not been any such reservations.

          In accordance with the Policy, we hereby request from each of the Former Auditor and the Successor Auditor, a letter addressed to each of the Ontario and Alberta Securities Commission stating their agreement or disagreement with the information contained herein and, in the event of a disagreement with such information, the reasons for such disagreement.

          The information contained herein has been reviewed and approved by the directors of Storimin.




Storimin  Resources  Limited
November  3,  1999

HILBORN  ELLIS  GRANT  LLP

                                                  8 KING STREET EAST, SUITE 1400
                                                             TORONTO, ON M5C 1B5
                                   FAX: (416) 364-9503 TELEPHONE: (416) 364-1359

PRIVATE  &  CONFIDENTIAL                                        November 4, 1999

Ontario  Securities  Commission
Suite  800
20  Queen  Street  West
Toronto,  Ontario
M5H  3S8

                                       re:  Storimin Resources Limited
                                            --------------------------

Dear  Sirs:

     We have read the Notice of Change of Auditor of Storimin Resources Limited dated November 3, 1999 and, based on our knowledge at the date hereof, confirm that we are in agreement with the statements contained therein.

                                            Yours  very  truly,




L.J.Saunders/dc                             (Signed)  Hilborn  Ellis  Grant  LLP

cc:  Alberta  Securities  Commission

HILBORN  ELLIS  GRANT  LLP

                                                  8 KING STREET EAST, SUITE 1400
                                                             TORONTO, ON M5C 1B5
                                   FAX: (416) 364-9503 TELEPHONE: (416) 364-1359

PRIVATE  &  CONFIDENTIAL                                      November  4,  1999

Alberta  Securities  Commission
20th  Floor
10025  Jasper  Avenue
Edmonton,  Alberta
T5J  3Z5

                         re:  Storimin Resources Limited
                              --------------------------

Dear  Sirs:

     We have read the Notice of Change of Auditor of Storimin Resources Limited dated November 3, 1999 and, based on our knowledge at the date hereof, confirm that we are in agreement with the statements contained therein.

                                     Yours  very  truly,



L.J.  Saunders/dc                    (Signed)  Hilborn  Ellis  Grant  LLP

cc:  Ontario  Securities  Commission

SILVER  GOLD  GLATT  &  GROSMAN  LLP
CHARTERED  ACCOUNTANTS

                                             45 ST. CLAIR AVENUE WEST, SUITE 200
                                                       TORONTO, ONTARIO, M4V 1K6
                   TEL.: (416) 967-3444 FAX: (416) 967-3945 EMAIL: SGGG@SGGG.COM


November  4,  1999


Ontario  Securities  Commission
20  Queen  Street  West
Suite  800
Toronto  ON  M5H  3S8

RE:  STORIMIN  RESOURCES  LIMITED

Dear  Sirs:

We have read the Notice of Change of Auditor of Storimin Resources Limited dated November 3, 1999 and are in agreement with the statements contained therein with respect to our firm.

Yours  very  truly,

SILVER  GOLD  GLATT  &  GROSMAN  LLP


(Signed)  Randy  L.  Gold

RLG/sc

SILVER  GOLD  GLATT  &  GROSMAN  LLP
CHARTERED  ACCOUNTANTS

                                             45 ST. CLAIR AVENUE WEST, SUITE 200
                                                       TORONTO, ONTARIO, M4V 1K6
                   TEL.: (416) 967-3444 FAX: (416) 967-3945 EMAIL: SGGG@SGGG.COM

November  4,  1999



Alberta  Securities  Commission
10025  Jasper  Avenue
20th  Floor
Edmonton,  Alberta  T5J  3Z5

RE:  STORIMIN  RESOURCES  LIMITED

Dear  Sirs:

We have read the Notice of Change of Auditor of Storimin Resources Limited dated November 3, 1999 and are in agreement with the statements contained therein with respect to our firm.


Yours  very  truly,

SILVER  GOLD  GLATT  &  GROSMAN  LLP


(Signed)  Randy  L.  Gold

RLG/sc

                              OFFICER'S CERTIFICATE

          The undersigned, France Crawford, Secretary of Storimin Resources Limited ("Storimin") hereby certifies that the Audit Committee and the Board of Directors of Storimin have reviewed and approved the Notice of Change of Auditor dated November 3, 1999 (copy attached) and the accompanying letters relating thereto from Hilborn Ellis Grant LLP as the Former Auditor, and Silver Gold Glatt & Grosman LLP as the Successor Auditor.



DATED  this  12th  day  of  November  1999.



STORIMIN  RESOURCES  LIMITED



(Signed)     France  Crawford
             Secretary